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                                  $130,000,000

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                      Among

                            COVENANT TRANSPORT, INC.,
                             a Tennessee corporation
                                       and
                             COVENANT LEASING, INC.,
                              a Nevada corporation
                                  as Borrowers,

                          the Banks signatories hereto,

                       the banks from time to time acting
                      as Letter of Credit Banks hereunder,

                                       and

                               ABN AMRO BANK N.V.,
                                    as Agent.


                           Dated as of June 18, 1999.

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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I......................................................................2

COMMITMENT.....................................................................2

        Section 1.1 Commitments................................................2
        Section 1.2 Borrowing Options; Method of Borrowing.....................3
        Section 1.3 Evidence of Indebtedness...................................5
        Section 1.4 Interest...................................................5
        Section 1.5 Commitment and Management Fees.............................6
        Section 1.6 Repayment of Loans.........................................6
        Section 1.7 Reductions of Commitments..................................7
        Section 1.8 Computation of Interest and Fees...........................8
        Section 1.9 Maximum Interest Rate......................................8
        Section 1.10 Manner of Payment; Application of Payments................8
        Section 1.11 Return of Payments........................................8

ARTICLE II.................................................... ................9

LETTERS OF CREDIT..............................................................9

        Section 2.1 Letters of Credit..........................................9
        Section 2.2 Manner of Issuance........................................10
        Section 2.3 Drawings Under Letters of Credit..........................10
        Section 2.4 Letter of Credit Fees; Administrative Fees; Interest......12
        Section 2.5 Limitation of Liability With Respect To Letters of Credit.13

ARTICLE III...................................................................14

CONDITIONS TO EXTENSIONS OF CREDIT............................................14

        Section 3.1 Conditions to the Effectiveness of this Agreement.........14
        Section 3.2 Conditions to Issuance of Letters of Credit...............15
        Section 3.3 Conditions to Each Extension of Credit....................15

ARTICLE IV..................................................... ..............17

CERTAIN REPRESENTATIONS AND WARRANTIES OF BORROWERS...........................17

        Section 4.1 Organization; Power; Qualification; Subsidiaries..........17
        Section 4.2 Authorization and Compliance of Agreement, Notes and
                    Extensions of Credit......................................17
        Section 4.3 Litigation................................................18
        Section 4.4 Burdensome Provisions.....................................18
        Section 4.5 No Adverse Change or Event................................18

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
        Section 4.6 No Adverse Fact...........................................18
        Section 4.7 Title to Properties.......................................19
        Section 4.8 Environmental Matters.....................................19
        Section 4.9 Debt.19...................................................19
        Section 4.10 Patents, Trademarks, Etc.................................19
        Section 4.11 Solvency.................................................19
        Section 4.12 The Questionnaires.......................................19

ARTICLE V.....................................................................20

COVENANTS.....................................................................20

        Section 5.1 Preservation of Existence and Properties, Scope of Business,
                    Compliance with Law, Payment of Taxes and Claims..........20
        Section 5.2 Insurance.................................................20
        Section 5.3 Use of Proceeds...........................................20
        Section 5.4 Guaranties................................................21
        Section 5.5 Liens.....................................................21
        Section 5.6 Merger, Consolidation, Acquisitions and Disposition
                    of Assets.................................................21
        Section 5.7 Transactions with Affiliates..............................22
        Section 5.8 Taxes of Other Persons....................................22
        Section 5.9 Limitation on Restrictive Covenants.......................22
        Section 5.10 Issuance or Disposition of Capital Securities............22
        Section 5.11 Permitted Debt...........................................22
        Section 5.12 Minimum Consolidated Tangible Net Worth..................23
        Section 5.13 Consolidated Adjusted Debt to Consolidated EBITDAR.......23
        Section 5.14 Fixed Charge Coverage Ratio..............................23
        Section 5.15 Restricted Payments......................................23
        Section 5.16 Environmental Matters....................................23
        Section 5.17 Limitations on Investments, Loans and Advances...........24
        Section 5.18 Additional Subsidiaries..................................25
        Section 5.19 Trade Payables...........................................25
        Section 5.20 Interest Rate Agreements.................................25
        Section 5.21 Security for Obligations.................................25

ARTICLE VI....................................................................26

INFORMATION...................................................................26

        Section 6.1 Financial Statements and Information to be Furnished......26
        Section 6.2 Accuracy of Financial Statements and Information..........29
        Section 6.3 Additional Covenants Relating to Disclosure...............30

ARTICLE VII...................................................................31

DEFAULT.......................................................................31

        Section 7.1 Events of Default.........................................31
        Section 7.2 Remedies upon Event of Default............................33

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ARTICLE VIII..................................................................34

CHANGES IN CIRCUMSTANCES......................................................34

        Section 8.1 Mandatory Suspension and Conversion of Eurodollar Loans...34
        Section 8.2 Regulatory Changes........................................35
        Section 8.3 Change of Lending Office..................................36
        Section 8.4 Funding Losses............................................36
        Section 8.5 Determinations............................................37

ARTICLE IX....................................................................37

THE AGENT AND THE LETTER OF CREDIT BANKS......................................37

        Section 9.1 Appointment and Authorization.............................37
        Section 9.2 Agent and Affiliates; Letter of Credit Bank and
                    Affiliates................................................37
        Section 9.3 Action by the Agent and the Letter of Credit Banks........38
        Section 9.4 Consultation with Experts.................................38
        Section 9.5 Liability of the Agent and the Letter of Credit Banks.....38
        Section 9.6 Indemnification...........................................38
        Section 9.7 Credit Decision...........................................39
        Section 9.8 Successor Agent...........................................39
        Section 9.9 Security Documents, Etc...................................39

ARTICLE X.....................................................................40

INTERPRETATION................................................................40

        Section 10.1 Interpretation...........................................40
        Section 10.2 Accounting Matters.......................................63
        Section 10.3 Classes of Extensions of Credit and Types of Loans.......63
        Section 10.4 Captions.................................................64

ARTICLE XI....................................................................64

MISCELLANEOUS.................................................................64

        Section 11.1 Notices..................................................64
        Section 11.2 Expenses; Indemnification................................66
        Section 11.3 Rights Cumulative........................................67
        Section 11.4 Disclosure...............................................67
        Section 11.5 Waivers; Amendments......................................67
        Section 11.6 Set-Off..................................................69
        Section 11.7 Assignment and Participations............................69
        Section 11.8 Governing Law............................................71
        Section 11.9 Judicial Proceedings; Waiver of Jury Trial...............71
        Section 11.10 Severability of Provisions..............................72
        Section 11.11 Counterparts............................................72
        Section 11.12 Entire Agreement........................................72

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        Section 11.13 Survival of Obligations.................................72
        Section 11.14 Successors and Assigns..................................73
        Section 11.15 Limitation of Liability.................................73
        Section 11.16 Joint and Several Liability; Additional Waivers.........73
        Section 11.17 Maximum Liability; Contribution Rights..................75
        Section 11.18 Subordination...........................................76

Exhibit A-1         Form of Eurodollar Revolving Note
Exhibit A-2         Form of Base Rate Revolving Note
Exhibit A-3         Form of Eurodollar Term Note
Exhibit A-4         Form of Base Rate Term Note
Exhibit A-5         Form of Alternate Base Rate Revolving Note
Exhibit A-6         Form of Alternate Base Rate Term Note

Schedule  1.2(b)    Form of Notice of Borrowing
Schedule  3.1(f)    Form of Certificate of Negotiating Officer
Schedule  3.1(j)    Form of Solvency Certificate
Schedule 4.1 Schedule of Subsidiaries and Jurisdictions Where Authorized to Do Business
Schedule  4.2       Schedule of Consents and Approvals
Schedule  4.3       Schedule of Litigation
Schedule  4.4       Burdensome Provisions
Schedule  4.7       Schedule of Permitted Liens
Schedule  4.9       Agreements Relating to Debt of Borrowers
Schedule  4.12-1    Parent's Informational Questionnaire
Schedule  4.12-2    Borrowers' Informational Questionnaire
Schedule  5.9       Schedule of Contracts with Permitted Restrictive Covenants
Schedule 6.1(a) Form of Certificate of the Parent as to Quarterly Financial Statements
Schedule 6.1(b) Form of Certificate of the Parent as to Annual Financial Statements
Schedule  6.1(c)(v) Form of Certificate of the Borrowers as to Monthly Borrowing
                    Base
Schedule  6.2       Schedule of Historical Financial Information
Schedule  11.7      Assignment and Assumption Agreement

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
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                            Dated as of June 18, 1999

         THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") is made as of June 18, 1999 by and among COVENANT TRANSPORT, INC., a Tennessee corporation ("CTI"), COVENANT LEASING, INC., a Nevada corporation ("CLI" and, together with CTI, the "Borrowers" and each a "Borrower"), the banks signatories hereto (the "Banks"), and any assignees that may become "Banks" as provided herein, ABN AMRO BANK N.V., as Agent (the "Agent"), and any bank that may from time to time hereafter be designated by the Agent and the Borrowers to serve as a letter of credit bank hereunder (each a "Letter of Credit Bank" and, collectively, the "Letter of Credit Banks"), agree as follows (with certain terms used herein being defined in Article X):

                                   Background

         CTI, the Agent and the Banks entered into a certain Credit Agreement, dated as of January 17, 1995 (the "Credit Agreement"), as amended by that certain First Amendment to Credit Agreement and Waiver, dated as of October 15, 1995 (the "First Amendment"), among CTI, the Agent and the Banks, as further amended by that certain Second Amendment to Credit Agreement and Waiver, dated as of April 12, 1996 (the "Second Amendment"), among CTI, the Agent and the Banks, as further amended by that certain Third Amendment to Credit Agreement and Consent, dated as of March 31, 1997 (the "Third Amendment"), among the Borrowers, the Agent and the Banks as further amended by that certain Fourth Amendment to Credit Agreement, dated as of December 31, 1997 (the "Fourth Amendment"), among the Borrowers, the Agent and the Banks, (the Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment is the "Existing Credit Agreement"). Pursuant to the Existing Credit Agreement, the Banks and the Letter of Credit Banks agreed to make certain loans and grant other financial accommodations to or for the benefit of the Borrowers, subject to the terms, covenants and conditions contained in the Existing Credit Agreement and the documents executed and delivered in connection therewith or pursuant thereto.

         The Borrowers have requested that the Agent and the Banks further amend the Existing Credit Agreement to add an additional lender and increase the Revolving Credit Commitments (as defined in the Existing Credit Agreement) of the Banks to $130,000,000, and to modify certain other terms of the Existing Credit Agreement as set forth herein and the Agent, the Banks and the Letter of Credit Banks are willing to agree to such modifications subject to the terms and conditions hereof. For the convenience of the parties to the Existing Credit Agreement, the parties have elected to consolidate the existing amendments into the Credit Agreement and to restate the Existing Credit Agreement in connection with making the additional modifications contemplated by this Agreement.

         The Existing Credit Agreement shall continue to remain in full force and effect until the Effective Date (defined hereafter), at which time this Agreement shall replace the Existing Credit Agreement with respect to all obligations of the parties to the Existing Credit Agreement or this Agreement arising from and after the Effective Date. The obligations of the Borrowers evidenced by the Existing Credit Agreement have not been extinguished or satisfied, but have merely been amended and restated by the obligations set forth in this Agreement and the documents contemplated hereby, or executed and delivered in connection herewith or pursuant hereto.

         NOW, THEREFORE, in consideration of the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   COMMITMENT

         Section 1.1       Commitments.

         (a) Banks' Commitments. Upon the terms and subject to the conditions set forth herein, each of the Banks severally, and jointly, agrees:

                  (i) from the Effective Date to but excluding the Revolving Credit Commitment Termination Date, to make Revolving Loans as provided in Section 1.2 and to purchase participations in the Letters of Credit issued from time to time by a Letter of Credit Bank, in an aggregate principal amount at any time outstanding not to exceed the lesser of
         (A) such Bank's Revolving Credit Commitment and (B) such Bank's Proportionate Share of the Borrowing Base, provided that the outstanding amount of Letter of Credit Obligations arising under Letters of Credit shall not exceed at any time $10,000,000 (the "Letter of Credit Commitment"), and provided further that the aggregate outstanding amount of Revolving Loans plus the aggregate outstanding amount of Letter of Credit Obligations, shall not exceed at any time $130,000,000; and

                  (ii) on the Term Loan Conversion Date, to make Term Loans to the Borrowers as provided in Section 1.2, in an amount not to exceed such Bank's Term Loan Commitment; provided that, from and after the Term Loan Conversion Date, no further Term Loans shall be made except as a part of a Rollover Borrowing.

All Loans and Letters of Credit made hereunder shall be made jointly to the Borrowers, who shall be jointly and severally liable for the repayment thereof and for the full and prompt performance of all other obligations of the Borrowers hereunder.

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
         (b) Letter of Credit Banks' Commitment. Upon the terms and subject to the conditions set forth herein and in any agreement pursuant to which it may agree to serve as a Letter of Credit Bank, each Letter of Credit Bank agrees to issue, and to sell participations in, its Letters of Credit as provided in
Section 2.1.

         (c) Proportional Participation. Each Bank shall make a Loan with respect to each Borrowing and shall purchase a participation in each Letter of Credit in the amount of its Proportionate Share of such Borrowing or Letter of Credit.

         (d) Extension of Revolving Credit Commitment Termination Date. Upon written request of the Borrowers delivered to the Agent not less than 60 days prior to the Revolving Credit Commitment Termination Date (as the same may be extended from time to time), the Banks shall review the revolving credit facility provided hereunder and may, in their sole discretion, extend the Revolving Credit Commitment Termination Date for an additional one year period, in which event the Revolving Credit Commitment Termination Date shall be extended to such later date (subject to earlier termination as provided in Section 7.2). The Revolving Credit Commitment Termination Date as so extended may be further extended by the Banks, in their sole discretion, for successive one year periods by following the same procedure as for the initial extension of the Revolving Credit Commitment Termination Date as set forth in the immediately preceding sentence. This Section is for the convenience of the parties and shall not prevent the parties from agreeing to extend the Revolving Credit Commitment Termination Date in any other manner or for any other term.

         Section 1.2       Borrowing Options; Method of Borrowing.

         (a) Borrowing Options. Loans of any Class, at the option of the Borrowers, may be made or continued as, or may from time to time be converted into, one or more Alternate Base Rate Borrowings, Base Rate Borrowings, or
Eurodollar Borrowings, or any combination thereof; provided, that Eurodollar Loans may be converted only on the last day of any applicable Interest Period; and provided, further, that only Alternate Base Rate Borrowings and Base Rate Borrowings shall be made or continued, and all Eurodollar Borrowings shall be converted into Base Rate Borrowings on the last day of their applicable Interest Periods, so long as a Default shall have occurred and be continuing. Each Borrowing shall be in a minimum amount of $1,000,000 and in greater whole multiples of $500,000. There shall at no time be in effect more than twelve Eurodollar Borrowings.

         (b) Method of Borrowing. Whenever the Borrowers desire to incur a Borrowing they shall give the Agent notice of such requested Borrowing(s) in the form of Schedule 1.2(b) ("a Notice of Borrowing") (which shall be irrevocable), in the case of the incurrence of an Alternate Base Rate Borrowing or a Base Rate Borrowing, prior to 10:00 a.m. on the same Business Day as, and in the case of the incurrence of a Eurodollar Borrowing, three Business Days before, the requested date of such Borrowing, specifying (i) the requested date of the Borrowing(s), which shall be a Business Day, (ii) the aggregate principal amount of the Borrowing(s) to be incurred, (iii) the Class and Type of the Loans comprising such requested Borrowing(s), and (iv) in the case of the incurrence of a Eurodollar Borrowing, the duration of the Interest Period, subject to

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the  provisions  of the  definition  of  Interest  Period.  In the absence of an acceleration of the Obligations pursuant to Section 7.2, if a request for a Eurodollar Borrowing is not made, or is not made in accordance with this Section, upon the maturity of a Eurodollar Borrowing, and the Agent shall not have received notice from the Borrowers of their intention to repay such Loan other than with the proceeds of a Rollover Borrowing by 10:00 a.m. on the date of such maturity, then the Borrowers shall be deemed to have requested an Alternate Base Rate Borrowing in an amount necessary to repay such maturing Borrowing. Any Notice of Borrowing shall be deemed received on the following Business Day if (i) in the case of Alternate Base Rate Borrowings, received after 10:00 a.m. (Chicago time) or (ii) in the case of Eurodollar Borrowings, received after noon (Chicago time).

         (c) Funding Of Loans. (i) After receiving a Notice of Borrowing, the Agent shall notify each Bank of the contents of such Notice of Borrowing, of such Bank's Proportionate Share of the requested Borrowing and, in the case of a Eurodollar Borrowing, the applicable interest rate. Except as provided in subsection (f) below and subject, in the case of Eurodollar Borrowings, to the provisions of Article VIII, each Bank shall make available to the Agent at the Agent's Office its Proportionate Share of any requested Borrowing, in lawful money of the United States of America in immediately available funds, prior to 11:00 a.m. (Chicago time) on the Business Day requested for such Borrowing. The Agent shall, subject to (i) confirming that Borrowing Base availability exists under the Revolving Credit Commitments, and (ii) the satisfaction of the conditions set forth in Article III, by 12:00 Noon (Chicago time) on such day, credit the amounts received by it in like funds to an account of the Borrowers maintained with the Agent or in such other manner as the Borrowers and the Agent shall agree.

         (d) Rollover Borrowings. If any Bank makes a new Loan hereunder on a day on which the Borrowers are to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment (the Loan made in the amount necessary to repay a maturing loan of the same Class, a "Rollover Borrowing") and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank as provided in subsection (e) of this Section or remitted by the Borrowers to the Agent as provided in Section 1.6.

         (e) Agent May Assume Funding. Unless the Agent shall have received notice from a Bank prior to 11:00 a.m. on the date of any Borrowing that such Bank will not make available to the Agent such Bank's Proportionate Share of such Borrowing, the Agent may assume that such Bank has made such amount available to it on the date of such Borrowing in accordance with subsection (c) of this Section 1.2, and may, in reliance upon such assumption, make available for the account of the Borrowers on such date a corresponding amount. If and to the extent that such Bank shall not have so made such Proportionate Share available to the Agent such Bank shall pay to the Agent forthwith on demand, such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is paid to the Agent at the Federal Funds Rate. If such Bank shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement. If such Bank shall fail to pay such corresponding amount upon such demand, then the Borrowers shall, forthwith on demand, repay

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
to the Agent such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrowers until the date such amount is paid, at the interest rate applicable at such time to Loans comprising such Borrowing.

         (f) Banks' Obligations Independent. The failure of any Bank to make a Loan to be made by it as part of any Borrowing or to purchase any participation hereunder shall not relieve any other Bank of its obligation, if any, hereunder to make its Loan on the date of such Borrowing or to purchase any such participation. Neither the Agent nor any Bank shall be responsible for the failure of any other person to make any Loan or to purchase any participation hereunder on the date required therefor.

         Section 1.3       Evidence of Indebtedness.

         (a) Notes. Revolving Loans by each Bank to the Borrowers and the Borrowers' obligation to repay such Revolving Loans with interest in accordance with the terms of this Agreement, shall be evidenced by (i) in the case of the Base Rate Revolving Loans, a single Base Rate Revolving Note, (ii) in the case of Eurodollar Revolving Loans, a single Eurodollar Revolving Note, and (iii) in the case of Alternate Base Rate Revolving Loans, a single Alternate Base Rate Revolving Note. Term Loans by each Bank to the Borrowers and the Borrowers' obligation to repay such Term Loans with interest in accordance with the terms of this Agreement, shall be evidenced by (i) in the case of Base Rate Term Loans, a single Base Rate Term Note, (ii) in the case of Eurodollar Term Loans, a single Eurodollar Term Note, and (iii) in the case of Alternate Base Rate Term Loans, a single Alternate Base Rate Term Note, all of which Term Notes shall be executed by the Borrowers and delivered to the Agent prior to the Term Loan Conversion Date.

         (b) Authorization to Make Notations. Each Bank shall record, and prior to any transfer of any Note shall endorse on the schedules forming a part thereof appropriate notations to evidence the date, amount and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrowers with respect thereto; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrowers hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrowers to so endorse its Note or Notes and to attach to and make a part of its Note or Notes a continuation of any such schedule as and when required.

         Section 1.4       Interest.

         (a) Rates. Each Loan shall bear interest on the outstanding principal amount thereof until due at a rate per annum equal to, (i) so long as it is a Base Rate Loan, the Base Rate as in effect from time to time, (ii) so long as it is a Eurodollar Loan, the applicable Adjusted Eurodollar Rate plus the Applicable Margin, and (iii) so long as it is an Alternate Base Rate Loan, the Alternate Base Rate as in effect from time to time plus the Applicable Margin.

         (b) Post Maturity Interest. If all or any part of a Loan or other Obligation is not paid when due (whether at maturity, by reason of notice of prepayment or acceleration or otherwise), such unpaid amount shall bear interest for each day during the period from the date such amount became so due until it shall be paid in full (whether before or after judgment) at a rate per annum equal to the Post-Maturity Rate.

         (c) Payments. Interest due pursuant to this Agreement shall be payable, (i) in the case of Alternate Base Rate Loans and Base Rate Loans, on each Interest Payment Date, (ii) in the case of any Eurodollar Loan, on the last day of each Interest Period applicable thereto, and (iii) in the case of any Loan or other Obligation, when any portion of such Loan, or other Obligation shall be due (whether at maturity, by reason of prepayment or acceleration or otherwise), but only to the extent then accrued on the amount then so due. Interest at the Post-Maturity Rate shall be payable on demand.

         Section 1.5       Commitment and Management Fees.

         (a) Management Fee. The Borrowers agree to pay to the Agent a periodic management fee (the "Management Fee") in the amounts and upon the terms and conditions previously agreed between the Agent and the Borrowers.

         (b) Commitment Fee. The Borrowers agree to pay to the Agent for the account of each Bank, for each day from and including the Effective Date to but excluding the Revolving Credit Commitment Termination Date, an amount equal to the Applicable Commitment Fee Percentage on the daily unused Revolving Credit Commitment of such Bank (the "Commitment Fee").

         (c) Fees Payable in Arrears. All fees due pursuant to Section 1.5(b), and the fees due pursuant to Section 2.4(a), shall be payable quarterly in arrears on the first Business Day in each January, April, July and October (commencing with the first of such dates occurring on or after the Effective
Date), on the applicable Termination Date and, in the case of any Commitment Fee or Letter of Credit Fee, upon each reduction of the Commitment or Letter of Credit in respect of which such fee is accruing, to the extent accrued on the amount of such reduction.

         Section 1.6       Repayment of Loans.

         (a) Mandatory Payment. (i) All Revolving Loans outstanding on the Revolving Credit Commitment Termination Date shall mature and become immediately due and payable; provided that, subject to the conditions of Section 3.3,
Section 1.1(a)(ii) and otherwise set forth in this Agreement, the Borrowers may repay such maturing Loans with the proceeds of a Term Loan. On any date that the aggregate outstanding principal amount of Revolving Loans and Letter of Credit Obligations shall exceed the lesser of (x) the Borrowing Base and (y) the Revolving Credit Commitments, the Borrowers shall repay Revolving Loans and/or Letter of Credit Obligations in an amount equal to such excess.

                  (ii) All Term Loans outstanding on the Term Loan Commitment Termination Date shall mature and become immediately due and payable. On any date that the aggregate outstanding principal amount of Term Loans shall exceed the Term Loan

         Commitment, the Borrowers shall repay Term Loans in an amount equal to such excess, including, specifically, any excess that occurs as a result of mandatory reductions in the Term Loan Commitment pursuant to Section 1.7(b).

                  (iii) All Eurodollar Loans shall mature and become due and payable on the last day of the Interest Period applicable thereto.

         (b) Optional Payment. The Borrowers may at any time and from time to time upon one Business Day's notice prepay Loans in whole or in part. Any prepayment of Loans shall be in an aggregate principal amount of at least $1,000,000 and in greater whole multiples of $500,000, subject, however, to the Borrowers' right to repay all outstanding Loans in full.

         (c) All prepayments. A prepayment of Eurodollar Loans which causes the amount of any Eurodollar Borrowing to fall below $1,000,000 shall be deemed a repayment of the entire amount of such Borrowing. Alternate Base Rate Loans and Base Rate Loans may be prepaid without premium or penalty. Any prepayment of Eurodollar Loans prior to the end of an Interest Period shall be subject to the provisions of Article VIII, including particularly Section 8.4. Amounts to be prepaid shall irrevocably be due and payable on the date specified in the applicable notice of prepayment, together with interest thereon as provided in
Section 1.4(c).

         (d) Revolving Credit. Prior to the Revolving Credit Commitment Termination Date and subject to the terms and conditions hereof, Revolving Loans may be repaid and reborrowed. Prior to the Term Loan Commitment Termination Date and subject to the terms and conditions hereof, Term Loans may be repaid and reborrowed solely for the purpose of making Rollover Borrowings.

         Section 1.7       Reductions of Commitments.

         (a) Optional Reductions of Commitments. Subject to the following sentence, the Borrowers may elect to reduce any Commitment, in whole or in part, by (i) giving the Agent not less than five Business Days' prior written notice thereof, and (ii) paying to the Agent for the ratable account of the Banks the amount by which the sum of all outstanding Loans thereunder exceeds such Commitment as so reduced, together with any accrued and unpaid interest and fees thereon. (A) No optional reduction of any Commitment pursuant to this Section
1.7 shall be effective prior to the 90th day after the Effective Date, (B) there shall be no more than one optional reduction of any Commitment pursuant to this
Section 1.7 during any calendar quarter, (C) partial reductions of Commitments of any Class pursuant to this Section 1.7 shall be in incremental amounts of $5,000,000, and (D) no optional reduction of a Commitment which causes the prepayment of a Eurodollar Loan will be permitted.

         (b)     Mandatory   Reduction  of  Commitments.   (i)  The  Revolving
Credit Commitments shall reduce automatically to zero on the Revolving Credit Commitment Termination Date.

                  (ii) The Term Loan Commitments shall reduce automatically by an amount equal to one-twelfth of the Term Loan Commitments as determined on the Term Loan

         Conversion Date, at the end of each calendar quarter commencing with the quarter in which the Term Loan Conversion Date shall occur, and to zero on the Term Loan Commitment Termination Date.

         (c) Ratable Reduction of Commitments. Each reduction in Commitments pursuant to this Section 1.7 shall permanently reduce the appropriate Commitment of each Bank by an amount equal to its Proportionate Share of such reduction.

         Section 1.8 Computation of Interest and Fees. Interest and fees due pursuant to this Agreement that are calculated at a per annum rate, unless expressly stated to the contrary with respect to a particular item of interest or a particular fee, shall be computed on the basis of a year of 360 days and paid, in arrears, for the actual number of days elapsed (including the first but excluding the last day, which, in the case of any Interest Period, means from and including the first day of such Interest Period to but excluding the last day thereof). If the date for any payment of principal is extended (whether by operation of this Agreement, any provision of law or otherwise), fees payable pursuant to this Agreement as well as interest, shall be payable for such extended time on a pro rata basis.

         Section 1.9 Maximum Interest Rate. Nothing contained in this Agreement or any Note shall require the Borrowers to pay interest at a rate exceeding the Maximum Permissible Rate. If amounts payable to any Bank, any Letter of Credit Bank or the Agent on any date would be treated as interest in excess of the Maximum Permissible Rate, such amounts automatically shall be reduced to the Maximum Permissible Rate, and payments for any subsequent period, to the extent less than the Maximum Permissible Rate, shall, to that extent, be increased by the amount of such reduction.

         Section 1.10 Manner of Payment; Application of Payments. Unless otherwise provided herein, all payments and deposits due from the Borrowers to any Bank, any Letter of Credit Bank or the Agent hereunder or under the Notes, or under the Reimbursement Agreements, shall be made not later than 12:00 noon (Chicago time), on the due date thereof, in Dollars in funds immediately available (i) in the case of Loans and other payments hereunder, other than Reimbursement Obligations, to the Agent at the Agent's Office, for the account of, (A) in the case of payments on account of Eurodollar Loans, the Banks' Eurodollar Lending Offices, (B) in the case of all other payments hereunder for the account of the Banks, the Banks' Base Rate Lending Offices and (C) in the case of all payments for the account of the Agent, the Agent's Office, and (ii) in the case of any Reimbursement Obligation or any amounts due to any Letter of Credit Bank, at such Letter of Credit Bank's Office, in each case ((i) and (ii)), without any deduction whatsoever, including, but not limited to, any deduction for any setoff, recoupment, counterclaim or Tax. Payments received by the Agent or any Letter of Credit Bank for the account of any Bank before 12:00 noon (Chicago time) on any day shall be made available to the Banks not later than 3:00 p.m. (Chicago time) on such day.

         Section 1.11 Return of Payments. If the Agent or any Letter of Credit Bank shall be required by any court, trustee or debtor-in-possession or other person to return any amount previously received by it in respect of the Obligations under this Agreement or the

Reimbursement Agreements (or if the Agent or any Letter of Credit Bank shall make any payment in good faith settlement of a pending or threatened avoidance claim), upon receipt of notice from the Agent or the Letter of Credit Bank, as appropriate, each Bank shall immediately pay over to the Agent or the Letter of Credit Bank, as appropriate, such Bank's Proportionate Share of the amount required to be returned or paid in settlement.

                                   ARTICLE II

                                LETTERS OF CREDIT

         Section 2.1       Letters of Credit.

         (a)     Purchase of Participations by Banks.

         Simultaneously with the issuance by any Letter of Credit Bank of any Letter of Credit, each Bank shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in such Letter of Credit (including, without limitation, all Obligations of the Borrowers with respect thereto except those expressly stated to be payable to the Letter of Credit Bank or the Agent hereunder or under the other Loan Documents) and any documents or security therefor or Guaranty pertaining thereto, equal to such Bank's Proportionate Share of such Letter of Credit (based on the Banks' respective Revolving Credit Commitments). The Agent shall promptly notify the Banks upon the issuance of any Letter of Credit issued after the Closing Date of the amount and expiration date thereof.

         (b)     Terms of Letters of Credit.

                  (i) Each Letter of Credit shall (A) have an expiration date not later than the Revolving Credit Commitment Termination Date, (B) be used only to secure (1) bid, performance and/or payment bonds or obligations in respect thereof or obligations in respect of workers compensation insurance, that are required by any Borrower in the ordinary course of its business and (2) with the consent of the Agent, for other general corporate purposes (excluding, however, use as security for all or any portion of any Debt), and (C) be in such form and contain such terms and conditions as the Agent and the Letter of Credit Bank issuing such Letter of Credit shall agree. The aggregate stated amount of Letters of Credit outstanding at any time shall not exceed $10,000,000.

                  (ii) In addition to any obligation of the Borrowers hereunder with respect to the Letters of Credit and drawings thereunder, the Borrowers' Reimbursement Obligations and any additional obligations in respect of the Letters of Credit shall be set forth in, and shall be evidenced by, the Reimbursement Agreements.

         Section 2.2 Manner of Issuance. The Borrowers shall deliver to the Agent and any Letter of Credit Bank prior to noon (Chicago time) at least three days before the requested date of issuance of a Letter of Credit, a written request (a "Letter of Credit Request") for the issuance of such Letter of Credit together with all of the documents, materials and evidences required to be delivered to the Agent pursuant to Article III prior to the issuance of such Letter of Credit. Such request shall set forth: (i) the beneficiary of the Letter of Credit, (ii) the stated amount thereof, (iii) the requested issue date, (iv) the requested expiration date, and (v) the drawing conditions applicable thereto. On the requested date of issuance of such Letter of Credit, the Borrowers shall deliver to the Agent a duly executed Reimbursement Agreement in the form agreed to by the Agent and the Letter of Credit Bank issuing such Letter of Credit (each a "Reimbursement Agreement"), together with such documents, evidences and opinions as shall be required pursuant to Article III.

         Section 2.3       Drawings Under Letters of Credit.

         (a) Notice to Borrowers, Agent and Banks. Promptly upon receipt by any Letter of Credit Bank of any draft upon, or other notice of drawing under, a Letter of Credit, such Letter of Credit Bank shall give the Borrowers, the Agent and each Bank written or telephonic notice of the amount of such draft or notice of drawing, of the Letter of Credit against which it is drawn and of the date upon which such Letter of Credit Bank proposes to honor such draft.

         (b) Payments by Banks. Each Bank hereby agrees that it shall pay to any Letter of Credit Bank prior to 2:00 p.m. (Chicago time) on the date each Letter of Credit Bank honors each drawing under such Letter of Credit Bank's Letter of Credit such Bank's Proportionate Share of such Letter of Credit drawing; provided, that, if the Borrowers should pay in full or in part any Letter of Credit drawing on the date thereof, the obligation of each Bank to pay to such Letter of Credit Bank pursuant to this Section its Proportionate Share of such drawing shall be reduced by an amount equal to such Bank's Proportionate Share of such payment. Amounts paid in excess of the net amount so owed shall promptly be refunded by such Letter of Credit Bank to such Bank.

         (c) Failure to Pay by Banks. If any Bank shall fail to pay the amount of its participation in a Letter of Credit drawing on the date such amount is due in accordance with subsection (b) above, the Letter of Credit Bank to which such payment is due shall be deemed to have advanced funds on behalf of such Bank. Each such advance shall be secured by such Bank's participation interest, and such Letter of Credit Bank shall be subrogated to such Bank's rights hereunder in respect thereof. Such advance may be repaid by application to such advance of any payment that such Bank is otherwise entitled to receive under this Agreement. Any amount not paid by such Bank to such Letter of Credit Bank hereunder shall bear interest for each day from the day such payment was due until such payment shall be paid in full at a rate per annum equal to the Federal Funds Rate.

         (d) Repayment by Borrowers. The Borrowers shall repay to each Letter of Credit Bank for the ratable account of the Banks the amount of each Letter of Credit Obligation under any Letter of Credit issued by such Letter of Credit Bank on the date provided in the applicable Reimbursement Agreement; provided, that, notwithstanding anything in this Agreement or any Reimbursement Agreement to the contrary, all Letter of Credit Obligations (fixed or contingent, drawn or undrawn) not previously due and payable shall become due and payable by the

Borrowers on the Revolving Credit Commitment Termination Date. The amount of any Letter of Credit Obligation that is not paid when due shall bear interest, payable on demand, from the due date thereof until paid, at the Post-Maturity Rate. The Borrowers agree that they shall be jointly and severally indebted to each Bank in an amount equal to such Bank's Proportionate Share of each Letter of Credit Obligation, including each drawing paid by any Letter of Credit Bank under a Letter of Credit.

         (e) Borrowers' Obligations Absolute. The obligation of the Borrowers to pay a Letter of Credit Bank for the account of the Banks, for each Letter of Credit Obligation arising under the Letter of Credit issued by such Letter of Credit Bank shall be irrevocable, shall not be subject to any qualification or exception whatsoever and shall be binding in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                  (ii) the existence of any claim, setoff, defense or right which any Borrower may have at any time against a beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any person for whom any such transferee may be acting), the Agent, such Letter of Credit Bank, the Banks or any other Person, whether in connection with this Agreement, any Reimbursement Agreement or any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

                  (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient (except for insufficiencies that are manifest) in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement or the other Loan Documents;

                  (v) any failure of the Agent or any Letter of Credit Bank to provide notice to the Borrowers of any drawing under any Letter of Credit;

                  (vi)  the occurrence or continuance of any Default; or

                  (vii) any other reason that is not the result of the gross negligence or willful misconduct on the part of such Letter of Credit Bank.

         (f) Banks' Obligations Absolute. The obligation of each Bank to pay to any Letter of Credit Bank its Proportionate Share of each drawing under a Letter of Credit issued by such Letter of Credit Bank, (less the amount thereof repaid by the Borrowers as described above), shall be irrevocable, unconditional, shall not be subject to any qualification or exception whatsoever and shall be binding in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, the following circumstances:

                  (i)  any lack of validity or enforceability of this Agreement;

                  (ii) the existence of any claim, set-off, defense or other right which any Borrower or any Bank may have at any time against the other, the Agent, any Letter of Credit Bank, any Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transactions;

                  (iii) any draft or any other document presented under this Agreement proving to be forged, fraudulent, invalid or insufficient (except for insufficiencies that are manifest) in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement;

                  (v)  the occurrence or continuance of any Default; or

                  (vi) any other reason not constituting gross negligence or willful misconduct on the part of the Letter of Credit Bank issuing such Letter of Credit.

         Section 2.4  Letter of Credit Fees; Administrative Fees; Interest.

         (a) Letter of Credit Fees. With respect to each Letter of Credit, the Borrowers shall pay in advance (i) to the Agent for the account of each Bank, a per annum fee equal to the Applicable Margin on Eurodollar Loans multiplied by such Bank's Proportionate Share of the undrawn face amount of such Letter of Credit, and (ii) to each Letter of Credit Bank for its own account, a per annum fronting fee equal to 0.15% of the undrawn face amount of such Letter of Credit.

         (b) Administrative Fees. In addition to the foregoing fees payable to the Banks, the Agent and the Letter of Credit Banks, the Borrowers shall pay to each Letter of Credit Bank the fees specified in the applicable Reimbursement Agreement and such other administrative fees as such Letter of Credit Bank customarily charges in respect of letter of credit transactions, together with all telecommunication fees and other expenses incurred by such Letter of Credit Bank in connection with the issuance of, or any drawing under, any Letter of Credit issued by such Letter of Credit Bank for the Borrowers' account.

         (c) Interest on Reimbursement Obligations. All Reimbursement Obligations shall bear interest from and including the date of the creation thereof until due at the Alternate Base Rate, and thereafter, at the Post-Maturity Rate.

         Section 2.5  Limitation of Liability With Respect To Letters of Credit.
(a) As among the Borrowers, the Banks, the Letter of Credit Banks, and the Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of any Letter of Credit by the beneficiaries of such Letter of Credit. Without limiting the foregoing, the Banks, the Letter of Credit Banks and the Agent shall not be responsible for:

                  (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any draft, demand, application or other documents submitted by any party in connection with any Letter of Credit even if such document should in fact prove to be in any and all respects invalid, insufficient, inaccurate, fraudulent or forged (unless manifestly so);

                  (ii) the validity, genuineness or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (iii) failure of the beneficiary of a Letter of Credit to comply fully with the conditions required in order to draw upon such Letter of Credit to the extent that the documents presented in connection with a drawing manifestly comply with the terms of such Letter of Credit;

                  (iv)   errors,   omissions,   interruptions   or   delays   in
         transmission or delivery of any messages by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

                  (v)  errors in interpretations of technical terms;

                  (vi) any loss or delay in the transmission or otherwise of any document required to make a drawing under any Letter of Credit or with respect to the proceeds thereof;

                  (vii) the misapplication by the beneficiary of a Letter of Credit or of the proceeds of any drawing under such Letter of Credit; or

                  (viii) any consequences arising from causes beyond the control of the Banks, the Letter of Credit Banks or the Agent, including, without limitation, any act or omission, rightfully or wrongfully, of any present or future governmental authority.

None of the above circumstances shall affect, impair or prevent the vesting of any of the Banks', the Letter of Credit Banks' or the Agent's rights or powers under this Agreement.

         (b) In furtherance and extension of and not in limitation of, the specified provisions set forth above, any action taken or omitted by the Agent or any Letter of Credit Bank under or in connection with any Letter of Credit or any Related Documents, if taken or omitted in good faith, shall not expose any Bank, any Letter of Credit Bank or the Agent to any liability to the Borrowers or relieve any Borrower from any of its obligations hereunder.
                                   ARTICLE III

                       CONDITIONS TO EXTENSIONS OF CREDIT

         Section 3.1 Conditions to the Effectiveness of this Agreement. This Agreement shall not be effective until the occurrence of the "Effective Date," which shall be when the Agent has received (or, with the consent of the Letter of Credit Banks, and the approval of the Required Banks, the Agent has waived receipt of) each of the following, in form and substance satisfactory to the Agent, the Banks and the Letter of Credit Banks:

         (a) a certificate of the Secretary or an Assistant Secretary of each Borrower, each Guarantor and Parent in form and substance acceptable to Agent (i) with respect to the officers of such Persons authorized to execute and deliver this Agreement, the Notes and the other Loan Documents to which it is a party, to which shall be attached copies of the resolutions referred to in such certificate and (ii) certifying that there is attached thereto an accurate and complete copy of the certificate of incorporation (together with all amendments thereto) and bylaws (as currently in effect) of such Person;

         (b) with respect to each Borrower, each Guarantor and Parent, a certificate of good standing issued as of a recent date by the jurisdiction of organization of such entity;

         (c) an opinion of Scudder Law Firm, P.C., counselfor the Borrowers, the Guarantors and the Parent, dated the Closing Date, in form and substance acceptable to Agent;

         (d) the Revolving Notes, duly executed by the Borrowers and payable to the order of each Bank;

         (e)     Intentionally Omitted.

         (f) a certificate from the negotiating officer of each Borrower and the Parent in the form of Schedule 3.1(f);

         (g) a copy of each Governmental Approval and other consent or approval listed on Schedule 4.2;

         (h)     a duly executed counterpart of this Agreement;

         (i) a Consent and Ratification Agreement in form and substance acceptable to Agent duly executed by Parent and each other Guarantor pursuant to which such Persons shall acknowledge and consent to the making of this Agreement and shall confirm the continued existence of, and ratify, the Existing Guaranties and the Existing Security Documents to which they respectively are parties (and any other documents previously executed and delivered by such Persons in connection therewith);

         (j) a certificate of the president or chief financial officer of each Borrower and the Parent regarding the solvency of each Borrower and the Parent, respectively, in the form of Schedule 3.1(j);


         (k) full payment of all amounts payable by the Borrowers to the Agent, the Banks or the Letter of Credit Banks on or before the Closing Date, including, without limitation, all fees and expenses of Kilpatrick Stockton LLP, counsel for the Agent (provided, however, that if the Agent elects to submit invoices for any such amounts after the Closing Date, the Borrowers shall remain obligated to promptly pay same);

         (l)     a duly executed and completed initial Borrowing Base
Certificate;

         (m)     a duly executed and completed Notice of Borrowing;

         (n) a duly executed Second Amendment to Master Collateral and Intercreditor Agreement in form and substance acceptable to the Agent; and

         (o) such other documents, instruments and opinions as the Agent shall reasonably request.

It shall be a further condition to the occurrence of the Effective Date that there shall not then exist any default or event of default under the Existing Credit Agreement. Until the occurrence of the Effective Date, the obligations of the Borrowers, the Agent, the Letter of Credit Banks and the Banks shall continue to be governed by the terms of the Existing Credit Agreement.

         Section 3.2 Conditions to Issuance of Letters of Credit. The obligation of a Letter of Credit Bank to issue Letters of Credit, and the Banks' obligation to purchase participations therein, is subject to the satisfaction of the following conditions:

         (a) The Agent shall have received prior to the issuance of any Letter of Credit, a duly executed and completed Letter of Credit Request and Reimbursement Agreement together with evidence satisfactory to the Agent that the Borrowing Base, after giving effect to the issuance of such Letter of Credit, is greater than or equal to the sum of the aggregate principal amount of all Revolving Loans and Letter of Credit Obligations; and

         (b) The Agent and the Letter of Credit Bank shall be satisfied in all respects with all terms, actions and proceedings relating to the Letter of Credit and Reimbursement Agreement and all transactions contemplated thereunder.

         Section 3.3 Conditions to Each Extension of Credit. The obligation of each Bank, each Letter of Credit Bank and the Agent to make each Extension of Credit, including the initial Extension of Credit, is subject to the fulfillment of each of the following conditions to the satisfaction of the Required Banks, provided that the conditions specified in Sections 3.3(a) and 3.3(b) shall not apply in the case of a Rollover Borrowing made prior to an acceleration of the Obligations:

         (a) each of the Representations and Warranties shall be true and correct at and as of the time of such Extension of Credit, with and without giving effect to such Extension of Credit and to the application of the proceeds thereof, except those expressly stated to be made as of a particular date which shall be true and correct as of such date;

         (b) no Default shall have occurred and be continuing at the time of such Extension of Credit, with or without giving effect to such Extension of Credit and to the application of the proceeds thereof;

         (c) receipt by the Agent of such materials as may have been requested pursuant to Section 6.1(c);

         (d) such Extension of Credit will not contravene any Applicable Law applicable to any Bank, any Letter of Credit Bank or the Agent; and

         (e) all legal matters incident to such Extension of Credit and the other transactions contemplated by this Agreement shall be reasonably satisfactory to counsel for the Agent.

         Each Notice of Borrowing under Section 1.2 and each request for the issuance of a Letter of Credit under Section 2.2 shall constitute a representation and warranty by the Borrowers, made as of the time of the making of such Extension of Credit, that the conditions specified in clauses (a) and
(b) have been fulfilled as of such time, unless a notice to the contrary specifically captioned "Disclosure Statement" is received by the Agent from the Borrowers prior to 2:00 p.m. (Chicago time) on the Business Day preceding the date of the requested Extension of Credit. To the extent that the Required Banks agree to make any Extension of Credit after receipt of a Disclosure Statement in accordance with the preceding sentence, the representations and warranties pursuant to the preceding sentence will be deemed made as modified by the contents of such statement and repeated at the time of the making of such Extension of Credit as so modified. Any such modification shall be effective only for the occasion on which the Required Banks elect to make such Extension of Credit, and unless expressly agreed by the Required Banks in writing to the contrary as provided in Section 11.5, shall not be deemed a waiver or modification of any condition to any future Extension of Credit.

                                   ARTICLE IV

               CERTAIN REPRESENTATIONS AND WARRANTIES OF BORROWERS

         In order to induce the Banks, the Letter of Credit Banks and the Agent to enter into this Agreement and to make each Extension of Credit, the Borrowers jointly and severally represent and warrant as follows:

         Section 4.1 Organization; Power; Qualification; Subsidiaries. The Parent and each Borrower are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, have the corporate power and authority to own their respective properties and to carry on their respective businesses as now being and proposed to be conducted hereafter and are duly qualified and are in good standing, and are authorized to do business, in all jurisdictions in which the character of their properties or the nature of their businesses requires such qualification or authorization, except for qualifications and authorizations the lack of which, singly or in the aggregate, has not had and is not reasonably likely to have a Materially Adverse Effect upon the Parent and the Borrowers, taken as a whole. The Parent has no Subsidiaries except the Borrowers and such other subsidiaries as may be listed from time to time on Schedule 4.1. The Parent owns 100% of the outstanding Capital Securities of the Borrowers and has the unrestricted right to vote, and (subject to limitations imposed by Applicable Law and Permitted Restrictive Covenants) to receive dividends and distributions on, all of the issued and outstanding shares of the Capital Securities of the Borrowers, and all such shares of Capital Securities have been duly authorized and issued and are fully paid and nonassessable. The Borrowers have no Subsidiaries. Schedule 4.1 lists all jurisdictions for each Borrower and the Parent, wherein such Person is qualified as a foreign corporation transacting business within such jurisdiction.

         Section 4.2 Authorization and Compliance of Agreement, Notes and Extensions of Credit. The Parent and each of the Borrowers have the corporate power, and have taken all necessary corporate (including stockholder, if necessary) action to authorize it, to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with the terms thereof, to borrow hereunder, to request the issuance of Letters of Credit hereunder and to incur its other obligations under this Agreement and each of the other Loan Documents to which it is a party. Each of this Agreement and the other Loan Documents has been duly executed and delivered by the Parent and each Borrower to the extent that it is party thereto, and constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms. The execution, delivery and performance of this Agreement and the other Loan Documents by the Parent and each Borrower in accordance with their terms, and the incurrence of Obligations thereunder, do not and will not (a) require (i) any Governmental Approval, (ii) any consent or approval of the stockholders of the Parent or any Borrower or
(iii) any consent or approval of any other Person, that has not been obtained and is not listed on, and a copy (certified in the case of Governmental Approvals) of which is not attached to Schedule 4.2, (b) violate or conflict with, result in a breach of, or constitute a default under, (i) any Contract to which the Parent or any Borrower is a party or by which either of them or any of their properties may be bound, except as described on Schedule 4.2 or
(ii) any Applicable Law, or (c) result in, or require the creation of, any Lien upon any assets of the Parent or any Borrower other than Liens created under this Agreement and the other Loan Documents in favor of the Collateral Agent or the Agent for the benefit of the Banks, the Letter of Credit Banks and the Agent.

         Section 4.3 Litigation. Except as set forth on Schedule 4.3, there are not, in any court or before any arbitrator of any kind or before or by any governmental or nongovernmental body, any actions, suits or proceedings, pending or threatened (nor, to the knowledge of the Parent or either Borrower, is there any basis therefor) against or in any other way relating to or affecting (a) the Parent or either Borrower or the business or any property of the Parent or either Borrower, except actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, have a Materially Adverse Effect on the Parent and the Borrowers, taken as a whole, or (b) this Agreement or any other Loan Document.

         Section 4.4 Burdensome Provisions. Except as described on Schedule 4.4, neither the Parent nor any Borrower is a party to or bound by any Contract or Applicable Law that could have a Materially Adverse Effect on (i) the Parent and the Borrowers, taken as a whole, or (ii) this Agreement or any of the other Loan Documents.

         Section 4.5 No Adverse Change or Event. Since December 31, 1998, no change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Parent or any Borrower has occurred, and no event has occurred or failed to occur, that has had or reasonably could be expected to have, either alone or in conjunction with all other such changes, events and failures, a Materially Adverse Effect on (i) the Parent and the Borrowers, taken as a whole, or (ii) this Agreement or any other Loan Document. In determining whether an adverse change has occurred, it is understood that such an adverse change may have occurred, and such an event may have occurred or failed to occur, at any particular time notwithstanding the fact that at such time no Default shall have occurred and be continuing. If a fact or circumstance disclosed in the financial statements referred to in Section 6.2(a) or a Disclosure Statement, or if an action, suit or proceeding disclosed in Schedule 4.3, should in the future have, or appear reasonably likely to have, a Materially Adverse Effect upon the Parent and the Borrowers, taken as a whole, or upon this Agreement, or any other Loan Document, such Materially Adverse Effect shall be a change or event subject to Section 4.5 notwithstanding such disclosure.

         Section 4.6 No Adverse Fact. No fact or circumstance is known to the Parent or any Borrower, as of the Effective Date, that, either alone or in conjunction with all other such facts and circumstances, has had or reasonably could be expected in the future to have a Materially Adverse Effect upon the Parent and the Borrowers, taken as a whole, or on this Agreement or any other Loan Document, that has not been set forth or referred to in the financial statements referred to in Section 6.2(a) or in a writing specifically captioned "Disclosure Statement" and delivered to the Agent prior to the date of execution of this Agreement by the Agent.

         Section 4.7 Title to Properties. The Parent and each Borrower has title to its respective properties reflected on the financial statements delivered from time to time under Section 6.1(a) and (b), subject to no Liens or adverse claims except as disclosed thereon and except for Permitted Liens.

         Section 4.8 Environmental Matters. All of the operations of the Parent and each Borrower are (a) in material compliance with the requirements of all Environmental Laws and (b) not the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Material into the environment or the work place or the use of any such substance in any of its operations, which noncompliance or remedial action could have a Materially Adverse Effect on the Parent and the Borrowers, taken as a whole, or on the Loan Documents.

         Section 4.9 Debt. All agreements at the Agreement Date, relating to Debt of the Parent or any Borrower or commitments or agreements to permit the Parent or any Borrower to incur Debt (other than under any Loan Document as amended from time to time) are described on Schedule 4.9.

         Section 4.10 Patents, Trademarks, Etc. The Parent and each Borrower owns, or is licensed or otherwise has the lawful right to use, all Patents used in or necessary for the conduct of its business as currently conducted. To the best of each Borrower's knowledge, the use of such Patents by the Parent or any Borrower using or requiring the same, does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability that is material to the Parent and the Borrowers, taken as a whole.

         Section 4.11 Solvency. (i) The Parent and each Borrower have each received fair consideration and reasonably equivalent value for the incurrence of its obligations hereunder and under the Loan Documents, (ii) after giving effect to the incurrence of such obligations, (A) the present fair salable value of the Parent's and each Borrower's assets exceeds its liabilities, and (B) the Parent and each Borrower each retain sufficient capital to meet the reasonably anticipated needs and risks of its ongoing business, and (iii) after giving effect to the incurrence of such obligations and the acquisition of such rights,
(A) neither the Parent nor any Borrower has incurred, nor is it obligated for, debts beyond its ability to pay such debts as they mature, and (B) the present fair salable value of its assets is greater than that needed to pay its probable existing debts as they become due.

         Section 4.12 The Questionnaires. The informational questionnaires completed by the Parent and the Borrowers and attached hereto as Schedule 4.12-1 and Schedule 4.12-2, respectively, are true, correct and complete in all respects.

                                    ARTICLE V

                                    COVENANTS

         So long as (i) any Letter of Credit Obligation is outstanding or (ii) any Loan, indebtedness or other obligation is outstanding under this Agreement or any Loan Document or (iii) any Commitment shall remain in effect or the Banks, any Letter of Credit Bank or the Agent shall have any obligation to make any Extension of Credit:

         A.      The Parent and the Borrowers and each other Subsidiary shall:

         Section 5.1 Preservation of Existence and Properties, Scope of Business, Compliance with Law, Payment of Taxes and Claims. (i) Preserve and maintain its corporate existence and all of its other franchises, licenses, rights and privileges, (ii) preserve, protect and obtain all Patents, and preserve and maintain in good repair, working order and condition all other property, required for the conduct of its business, (iii) engage only in the business of transporting freight, (iv) comply with all Applicable Laws, (v) pay or discharge when due all Taxes owing by it or imposed upon its property (for the purposes of this clause, such Taxes shall be deemed to be due on the date after which they become delinquent), and all Liabilities that might become a Lien on any of its properties (other than any Tax or Liability to the extent secured by a Permitted Lien or, in the case of any Tax not secured by a Lien, to the extent such Tax is being contested in good faith by appropriate proceedings and the Parent and/or the Borrowers have set aside adequate reserves on its books in accordance with Generally Accepted Accounting Principles), and (vi) take all action and obtain all consents and Governmental Approvals required so that its obligations hereunder will at all times be valid, binding and enforceable in accordance with their respective terms, except that this Section (other than clause (i), insofar as it requires the Parent, each Borrower and the other Subsidiaries to preserve their corporate existence, and clauses (iii) and
(v)) shall not apply in any circumstance where noncompliance, together with all other noncompliances, will not have a Materially Adverse Effect on (A) the Parent, the Borrowers and the other Subsidiaries, taken as a whole, or (B) this Agreement or the other Loan Documents.

         Section 5.2 Insurance. Maintain, with Acceptable Insurers, insurance with respect to its properties and business against such casualties and contingencies, of such types and in such amounts as is customary in the case of corporations of established reputations engaged in the same or a similar business and similarly situated.

         Section 5.3 Use of Proceeds. Use (i) the proceeds of any Revolving Loan only to refinance the Debt listed on part A of Schedule 4.9, for working capital purposes, the issuance of standby letters of credit permitted hereunder, to pay costs associated with this Agreement and the other Loan Documents, for financing or refinancing Revenue Equipment, for non-hostile acquisitions and for general corporate purposes. No Extension of Credit and none of the proceeds thereof shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by the Agent, the Borrowers will furnish to the Agent statements in conformity with the requirements of Federal Reserve Form U1 referred to in Regulation U and will take all other action necessary or desirable to ensure that the Banks and the Extensions of Credit are at all times in compliance with Regulations U and X.

         B. The Parent shall not, nor shall any Borrower or any other Subsidiary, at any time directly or indirectly:

         Section 5.4 Guaranties. Become or remain liable with respect to any Guaranty except that this Section 5.4 shall not apply to Permitted Guaranties.

         Section 5.5 Liens. Create, assume or incur, or permit or suffer to exist or to be created, assumed or incurred, any Lien upon any of its properties or assets of any character, whether now owned or hereafter acquired, or upon any income or profits therefrom, except that this Section 5.5 shall not apply to Permitted Liens; provided, however, that if, notwithstanding this Section 5.5, any Lien to which this Section 5.5 is applicable shall be created or arise, all Obligations shall automatically be secured by such Lien equally and ratably with the other Debt secured thereby, and the holder of such other Debt, by accepting such Lien, shall be deemed to have agreed thereto and to share with the Banks, the Letter of Credit Banks and the Agent on that basis, the proceeds of such Lien, whether or not the Banks' Lien shall be perfected, provided further, however, that notwithstanding such equal and ratable securing and sharing, the existence of such Lien shall constitute a default in the performance or observance of this Section 5.5.

         Section 5.6 Merger, Consolidation, Acquisitions and Disposition of Assets. (i) Merge or consolidate with any Person, (ii) purchase, lease or otherwise acquire for cash, stock or other consideration all or any substantial portion of the assets of any other Person, if the consideration paid (whether in the form of cash payment, stock or securities issued, liability assumed or otherwise) in connection with all such purchases, leases or acquisitions, or any series of related purchases, leases or acquisitions, shall exceed in any fiscal year of the Parent, 20% of the total assets of the Parent and its Consolidated Subsidiaries as such assets appear on the audited year-end financial statements for the Parent and its Consolidated Subsidiaries for the then most recently completed fiscal year of the Parent (and no such acquisition shall be allowed unless the Parent, taking into consideration such acquisition, demonstrates pro forma compliance with the financial covenants herein), or (iii) sell, lease, transfer or otherwise dispose of any assets, except that this Section 5.6 shall not apply to (A) the creation of a Permitted Lien, (B) any purchase or disposition of assets in the ordinary course of business, (C) any disposition of Revenue Equipment, so long as the proceeds of such disposition are used for the purchase of replacements of such equipment or for the repayment of the Obligations, or (D) the disposition of any obsolete or retired property (other than dispositions of Revenue Equipment permitted under (C) above) not used or useful in its business, the book value of which obsolete or retired property, singly or when aggregated with all other such assets sold over the immediately preceding twelve month period, does not exceed $10,000,000.

         Section 5.7 Transactions with Affiliates. Effect any transaction with any Affiliate on a basis less favorable to the Parent, any Borrower or any other Subsidiary, as the case may be, than would at the time be available to an unrelated third party for a comparable transaction in armslength dealing.

         Section 5.8 Taxes of Other Persons. (i) File a consolidated tax return with any other Person other than the Parent and its Consolidated Subsidiaries, or (ii) except as required by Applicable Law, pay any Taxes owing by any Person other than the Parent and its Consolidated Subsidiaries.

         Section 5.9 Limitation on Restrictive Covenants. Enter into any Contract, other than this Agreement and the other Loan Documents, or otherwise create or cause or permit to exist or become effective any consensual restriction, (i) purporting to restrict (whether by covenant, event of default or otherwise) any Borrower or any other Subsidiary from (A) paying dividends or making any other distributions on shares of its capital stock held by the Parent or any Subsidiary, (B) paying any obligation owed to any Borrower or any other Subsidiary, (C) making any loan or advance to or investment in the Parent, any Borrower or any other Subsidiary, or (D) transferring any of its property or assets to the Parent or any Borrower or any other Subsidiary, or (ii) purporting to restrict the Parent, any Borrower or any other Subsidiary from creating any Lien upon its property or assets whether now owned or hereafter acquired or upon any income or profits therefrom, except in each case ((i) and (ii)) for Permitted Restricted Covenants.

         Section 5.10 Issuance or Disposition of Capital Securities. Issue any of its Capital Securities or sell, transfer or otherwise dispose of any Capital Securities of any Borrower or any other Subsidiary, except that this Section
5.10 shall not apply to the issuance of common stock of the Parent in connection with any public offering or private sale or the issuance of Capital Securities of the Parent to employees, officers or directors under incentive stock arrangements, provided that the Parent and the Borrowers shall, prior to a public offering or private sale, renegotiate the financial covenants contained herein to reflect the effects of such issuance in a manner satisfactory to the Agent and the Banks.

         Section 5.11 Permitted Debt. Create, incur, assume or suffer to exist any Debt, other than:

         (a) Debt arising under this Agreement or the other Loan Documents (including up to $10,000,000 of Letters of Credit issued under this Agreement);

         (b) Intercompany Debt so long as it is subordinated to the Obligations;

         (c) Debt in respect of Interest Rate Contracts and Fuel Contracts in notional amounts not to exceed at any time 75% of the Commitments in the aggregate;

         (d)     Any Debt listed on Schedule 4.9 hereto.

         (e) Purchase Money Debt incurred in connection with the financing of equipment in an amount not to exceed at any time outstanding $25,000,000;

         (f) Up to $5,000,000 in the aggregate of other unsecured Debt (including any standby letters of credit that are not issued under this Agreement); and

         (g) Other Debt consented to in writing in advance by the Agent and the Required Banks.

         Section 5.12 Minimum Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth at any date to be less than $120,000,000 plus the aggregate of 75% of positive Consolidated Net Income for each fiscal quarter commencing after December 31, 1998 (provided that, for any fiscal quarter in which Consolidated Net Income is a deficit figure, Consolidated Net Income for such fiscal quarter shall be deemed to be zero), plus the net proceeds of any issuance of Capital Securities of the Parent.

         Section 5.13 Consolidated Adjusted Debt to Consolidated EBITDAR. Permit the ratio of Consolidated Adjusted Debt to Consolidated EBITDAR, as determined at the end of each fiscal quarter or year and based on the consecutive four-quarter period ending therewith, to exceed 3.0 to 1.0.

         Section 5.14 Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio to be less than 1.25:1.

         Section 5.15      Restricted Payments.

         (a) Generally. Declare or make any Restricted Payment, except that this Section 5.15 shall not prohibit any Restricted Payment if: (i) at the time of the declaration or making thereof, and immediately after giving effect thereto, no Default would exist, and (ii) such Restricted Payment, singly or when aggregated with all other Restricted Payments made over the term of this Agreement, does not exceed the sum of $1,000,000 plus 25% of the aggregate of Consolidated Net Income for each fiscal quarter commencing after December 31, 1998 (provided that such aggregate Consolidated Net Income shall be reduced by 100% of any deficit for any period in which Consolidated Net Income is a deficit figure).

         Section 5.16 Environmental Matters. Fail to (i) use and operate all of its facilities and properties in material compliance with all Environmental Laws, (ii) keep all necessary permits, approvals, certificates, licenses and authorizations relating to environmental matters in effect and remain in material compliance therewith, and (iii) handle all Hazardous Materials in material compliance with all applicable Environmental Laws. In addition, the Borrowers shall:

         (a) immediately notify the Agent and provide copies upon receipt of all written claims, complaints or notices (excluding routine fee or schedule notices) relating to compliance with, and liabilities or obligations under, Environmental Laws or related common law theories with respect to its facilities or properties and shall promptly cure and have dismissed with prejudice to the satisfaction of the Required Banks any actions or proceedings relating to compliance with Environmental Laws; and

         (b) provide such information and certifications that the Agent may reasonably request from time to time to evidence compliance with this
Section 5.16.

         Section 5.17 Limitations on Investments, Loans and Advances. Make any advance, loan or other extension of credit to, or equity or other investment in, any Person, except that, so long as at the time of such transaction, and immediately after giving effect thereto, no Default would exist:

         (a) (i) the Parent and/or any other Subsidiary make payments to or equity investments in any Borrower, and (ii) the Parent and/or any other Subsidiary may make loans, advances, or other extensions of credit to any Borrower, provided that any loan to any Borrower shall be subordinated to the payment of the Obligations on terms satisfactory to the Required Banks;

         (b) the Parent, any Borrower or any other Subsidiary may create and hold receivables owing to it, if such receivables are created in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (provided that nothing in this clause (b) shall prevent the Parent, any Borrower or any other Subsidiary from offering such concessionary trade terms in accordance with past practice, as management deems reasonable in the circumstances);

         (c) the Parent, any Borrower and any other Subsidiary may acquire and hold any of the following to the extent specified below:

                  (i) commercial paper rated "P-1" or higher by Moody's Investors Service ("Moody's") or "A-1" or higher by Standard and Poor's Corporation ("S&P's") or has been given an equivalent rating by another nationally recognized statistical rating agency;

                  (ii) certificates of deposit of, or demand or time deposits in, any Bank;

                  (iii) deposit, disbursement or payroll accounts of the Parent with banks acceptable to the Agent and the Required Banks, subject to such limits as the Agent and the Required Banks shall require;

                  (iv)  demand  deposits  constituting  collection  accounts  or concentration  accounts  of the  Borrowers  in  any  Bank  or in  other domestic banks that are insured by the Federal Deposit Insurance Corporation, have combined capital and surplus in excess of $1,000,000,000 and whose (or whose parent company's) publicly held debt securities, if any, meet the standards set forth in item (i) above; and

                  (v) demand, disbursement or time deposits of any Borrower in LaSalle National Bank.

         Section 5.18 Additional Subsidiaries. Create or acquire any Subsidiary; provided that, if notwithstanding this Section the Parent or any Borrower shall acquire or create any Subsidiary, it shall immediately cause such Subsidiary to guarantee the Obligations hereunder and, if required pursuant to Section 5.21, to become a party to the Security Agreement and to pledge its assets, in each case, to secure the Obligations. If required pursuant to Section 5.21, the Parent or any Borrower, as the case may be, shall immediately pledge, or cause to be pledged, 100% of the capital stock of such Subsidiary to the Agent for the equal and ratable benefit of the Banks, the Letter of Credit Banks and the Agent, to secure the Obligations.

         C.      Each Borrower shall:

         Section 5.19 Trade Payables. Pay its trade payables in the ordinary course of its business consistent with past practice and industry practice, subject however, to the Parent's, any Borrower's or any other Subsidiary's right to dispute items in good faith.

         Section 5.20 Interest Rate Agreements. Each Borrower shall from time to time enter into such Interest Rate Agreements as shall be reasonably required by the Agent.

         Section 5.21 Security for Obligations. Following an Event of Default specified in Section 7.1(f), or at the request of the Required Banks following the occurrence of any Event of Default (other than one specified in Section 7.1(f)), the Parent, each Borrower and each other Subsidiary will take such steps as the Agent or the Required Banks shall require to grant to the Collateral Agent, for the ratable benefit of the Banks, the Letter of Credit Banks and the Agent, a first lien on and security interest in all Accounts (including intercompany accounts), equipment leases, trademarks, trade names and other intellectual property, Revenue Equipment and any general intangibles relating to any of the foregoing, owned by the Parent, any Borrower or any other Subsidiary except such Revenue Equipment as shall exist on the Agreement Date and be encumbered by liens permitted hereunder and such Revenue Equipment as shall be acquired hereafter and shall be encumbered by liens securing Purchase Money Debt that is permitted hereunder, and the Parent shall pledge all equity interests in each Borrower and each other Subsidiary, in each case, to secure the Obligations. In furtherance thereof, each Borrower and the Parent have executed and delivered to the Collateral Agent the Security Documents, which Security Documents shall be held in escrow by the Collateral Agent until such time as the Agent or the Collateral Agent shall notify the Parent and the Borrowers that they are required to pledge to the Collateral Agent the collateral described therein (the "Collateral") to secure the Obligations, whereupon such Security Documents shall immediately and forever thereafter (notwithstanding any subsequent curing of any Event of Default) be deemed effective. Upon such Event of Default the Collateral Agent, on behalf of the Banks and the Letter of Credit Banks, shall be entitled to make any and all necessary or desirable filings to perfect its rights under such documents and to exercise any and all rights and remedies provided therein, and each Borrower shall immediately deliver or cause to be delivered to the Collateral Agent certificates of title for any and all Revenue Equipment required to be pledged by the Parent, any Borrower or any other Subsidiary hereunder and shall take such other steps as the Collateral Agent shall reasonably require to perfect its interest in the Collateral. Each Borrower and the Parent hereby acknowledge that, in the event of any default by any Borrower or the Parent in respect of their respective covenants and obligations in this Section 5.21, the Agent, the Collateral Agent, the Banks and the Letter of Credit Banks shall be permitted to pursue any and all rights and remedies available under this
Agreement and the other Loan Documents, or otherwise available at law or in equity, including without limitation the right to sue for specific performance of the obligations of the Borrowers and the Parent under this Section 5.21. In the event that the Collateral Agent desires to resign from its position under the Intercreditor Agreement, or if the Intercreditor Agreement is terminated or the obligations represented by the Senior Notes are extinguished, the Collateral Agent shall be entitled to assign all of its duties and responsibilities to the Agent with respect to the Loan Documents (including the Security Documents) and the Collateral. Should the Agent succeed to the Collateral Agent's responsibilities with respect to the Loan Documents (including the Security Documents) and the Collateral, the Agent shall be entitled to all benefits and rights afforded to the Collateral Agent under the Loan Documents.

                                   ARTICLE VI

                                   INFORMATION

         Section 6.1 Financial Statements and Information to be Furnished. So long as (i) any Loan or Letter of Credit Obligation is outstanding or (ii) any other indebtedness or obligation is outstanding under this Agreement or any of the other Loan Documents or (iii) the Banks, the Letter of Credit Banks or the Agent shall have any Commitment or any obligation to make an Extension of Credit, the Borrowers shall furnish to each Bank, at its Base Rate Lending Office, to the Agent, at the Agent's Office, and to each Letter of Credit Bank (if it is not also a Bank), at the address specified pursuant to Section 11.1:

         (a) As soon as available and in any event within 50 days after the close of each quarterly accounting period in each fiscal year of the Parent:

                  (i) consolidated and consolidating balance sheets of the Parent and its Consolidated Subsidiaries as at the end of such quarterly period and the related consolidated and consolidating statements of income, shareholders' equity and cash flows of the Parent and its Consolidated Subsidiaries for such quarterly period and the elapsed portion of the fiscal year ended with the last day of such quarterly period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year; and

                  (ii) a certificate with respect thereto of the president or chief financial officer of the Parent in the form of Schedule 6.1(a).

         (b) As soon as available and in any event within 100 days after the end of each fiscal year of the Parent:

                  (i) consolidated and consolidating balance sheets of the Parent and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of earnings, shareholders' equity and cash flows of the Parent and its Consolidated Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year;

                  (ii) a report on the financial statements of the Parent by Price Waterhouse Coopers, or other independent certified public accountants of recognized standing satisfactory to the Required Banks, which report shall be unqualified as to scope of audit and shall state that, based upon an audit conducted in accordance with generally accepted auditing standards, such consolidated financial statements present fairly, in all material respects, the consolidated financial condition of the Parent and its Consolidated Subsidiaries as at the end of such fiscal year, and the consolidated earnings, shareholders' equity and cash flows of the Parent and its Consolidated Subsidiaries, as the case may be, for such fiscal year in accordance with Generally Accepted Accounting Principles consistently applied since the date of the financial statements referred to in Section 6.2(a);

                  (iii) a certificate of such accountants, addressed to and in form and substance satisfactory to, the Agent and the Banks (A) confirming that (1) the Parent and the Borrowers are authorized to deliver the report referred to in clause (ii) to the Banks pursuant to this Agreement and (2) it is their understanding that the Banks are relying on such report and such certificate, and (B) stating that they have caused this Agreement and the other Loan Documents to be reviewed and that, in making the examination necessary for their report on such consolidated financial statements, nothing came to their attention that caused them to believe that, as of the date of such financial statements, any Default exists or, if such is not the case, specifying such Default and its nature, when it occurred and whether it is continuing; and

                  (iv) a certificate of the president or chief financial officer of the Parent, in the form of Schedule 6.1(b).

         (c) (i) Promptly upon receipt thereof, copies of any management letters submitted to the Parent or any Borrower, or the Board of Directors of the Parent or any Borrower, by its independent certified public accountants;

                  (ii) Promptly upon the sending thereof, copies of all notices, reports and other communications from the Parent or any Borrower to any of its shareholders, lenders or securities holders (other than the Parent) or to the United States Securities and Exchange Commission;

                  (iii) On the date not later than 100 days after the close of each fiscal year, projections of the Parent's performance for each of the next three fiscal years, with such projections prepared on an annual basis, and otherwise prepared in such detail as is consistent with the Borrowers' practices as in effect on the Agreement Date. Such projections shall be accompanied by a certificate of the president or
         chief  financial   officer
         of the Parent to the effect that the projections were prepared based on the best assumptions currently availabl to management and that such assumptions are reasonable based on the Parent's historical performance. Such projections shall also be accompanied by a management commentary thereon including a discussion of any changes therein from the previous projections;

                  (iv) Promptly upon its becoming aware thereof, notice of each federal statutory Lien, tax or other state or local government Lien or other Lien filed against any property of the Parent or any of its Subsidiaries;

                  (v) On the fifteenth day of each calendar month, a duly completed Monthly Borrowing Base Certificate as at the close of the last Business Day of the preceding month in the form of Schedule 6.1(c)(v), duly executed by the chief financial officer of the Borrowers;

                  (vi) On the date specified therefore, such other reports, certificates, opinions and documents as are required under the other Loan Documents; and

                  (vii) From time to time and upon request, such data, certificates, reports, statements, opinions of counsel, documents or further information as any Bank, any Letter of Credit Bank or the Agent may reasonably request.

         (d) Notice of Defaults, Litigation and Other Matters. Prompt notice of: (i) any Default; (ii) any change or event referred to in Section 4.5;
(iii) any event or  condition  referred to in clauses (i) through and  including
(vii) of Section 7.1(h), whether or not such event or condition shall constitute an Event of Default; (iv) the commencement of any action, suit or proceeding or investigation in any court or before any arbitrator of any kind or by or before any governmental or nongovernmental body against or in any other way relating adversely to or affecting (A) the Parent, the Borrowers or any other Subsidiary or any of their businesses or properties, that, if adversely determined, might, singly or in the aggregate, have a Materially Adverse Effect on the Parent and its Consolidated Subsidiaries, taken as a whole, or (B) this Agreement, the other Loan Documents, or any transaction contemplated hereby or thereby; and (v) any amendment of the certificate of incorporation or bylaws of the Parent, the Borrowers or any other Subsidiary.

         (e) Pro Forma Financials for Acquisitions. Prior to consummating any acquisition, financial statements for the Parent and its Consolidated Subsidiaries adjusted to reflect such acquisition and demonstrating pro forma compliance with all financial covenants herein.

         Section 6.2 Accuracy of Financial Statements and Information.

         (a) Historical Financial Statements. The Borrowers hereby represent and warrant to the Banks, the Letter of Credit Banks and the Agent:
(i) that the financial statements listed on Schedule 6.2 are complete and correct and present fairly, in accordance with Generally Accepted Accounting Principles consistently applied throughout the periods involved, the consolidated financial position of the Parent and its Consolidated Subsidiaries as at their respective dates and the consolidated earnings, shareholders' equity and cash flows of the Parent and its Consolidated Subsidiaries for the respective periods to which such statements relate (except in the case of unaudited interim financial statements for the absence of footnotes and normally recurring year-end adjustments), and (ii) that, except as disclosed or reflected in such financial statements or in Schedule 4.3, as at December 31, 1998, neither the Parent nor any of its Consolidated Subsidiaries has any liabilities, contingent or otherwise, nor any unrealized or anticipated losses, that, singly or in the aggregate, have had or might have a Materially Adverse Effect on the Parent and its Consolidated Subsidiaries, taken as a whole.

         (b) Future Financial Statements. All financial statements delivered pursuant to Section 6.1(a) or (b) shall be complete and correct and present fairly, in accordance with Generally Accepted Accounting Principles consistently applied, the consolidated financial position of the Parent and its Consolidated Subsidiaries, as at their respective dates and the consolidated earnings, shareholders' equity, and consolidated cash flows of the Parent and its Consolidated Subsidiaries for the respective periods to which such statements relate (subject, in the case of the financial statements delivered pursuant to Section 6.1(a), to the absence of footnotes and normally recurring year-end adjustments), and the furnishing of the same to the Banks shall constitute a representation and warranty by the Borrowers made on the date the same are furnished to the Banks to that effect and to the further effect that, except as disclosed or reflected in such financial statements, as at the respective dates thereof, neither the Parent nor any of its Consolidated Subsidiaries had any liability, contingent or otherwise, nor any unrealized or anticipated loss, that, singly or in the aggregate, has had or might have a Materially Adverse Effect on the Parent and its Consolidated Subsidiaries, taken as a whole.

         (c) Historical Information. Each Borrower hereby represents and warrants to the Banks, the Letter of Credit Banks and the Agent that all Information furnished to the Banks, the Letter of Credit Banks or the Agent by or on behalf of the Parent or any Borrower prior to the Effective Date in connection with or pursuant to this Agreement and the relationship established hereunder, at the time the same was so furnished, but in the case of Information dated as of a prior date, as of such date, (i) in the case of any such Information prepared in the ordinary course of business, was complete and correct in the light of the purpose prepared, and, in the case of any such Information the preparation of which was requested by the Agent or the Banks, was complete and correct in all material respects to the extent necessary to give true and accurate knowledge of the subject matter thereof, and (ii) did not contain any untrue statement of a material fact; except to the extent that the Parent or any Borrower has notified the Agent in writing prior to the Agreement Date in a notice captioned "Disclosure Statement".

         (d) Future Information. All Information furnished to the Banks, the Letter of Credit Banks or the Agent by or on behalf of the Parent, any Borrower or any other Subsidiary on and after the Agreement Date in connection with or pursuant to this Agreement or any other Loan Document or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Loan Document, shall, at the time the same is so furnished, but in the case of Information dated as of a prior date, as of such date, (i) in the case of any such prepared in the ordinary course of business, be complete and correct in the light of the purpose prepared, and, in the case of any such Information required by the terms of this Agreement or the preparation of which was requested by the Banks, the Letter of Credit Banks or the Agent, be complete and correct in all material respects to the extent necessary to give true and accurate knowledge of the subject matter thereof, and (ii) not contain any untrue statement of a material fact, and the furnishing of the same to the Banks, the Letter of Credit Banks or the Agent shall constitute a representation and warranty by the Borrowers made on the date the same are so furnished to the effect specified in clauses (i) and (ii).

         (e) Change in Fiscal Year. Neither the Parent nor any Borrower or any other Subsidiary shall change its fiscal year.


         Section 6.3 Additional Covenants Relating to Disclosure. From the Effective Date and until the Termination Date, the Parent and each Borrower shall and shall cause each other Subsidiary to:

         (a) Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or necessary to permit (i) the preparation of financial statements required to be delivered pursuant to Section 6.1(a) and
(b), and (ii) the determination of the Parent's, each Borrower's and each other Subsidiary's compliance with the terms of this Agreement and the other Loan Documents.

         (b) Visits and Inspections. Permit representatives (whether or not officers or employees) of the Agent, the Banks or the Letter of Credit Banks, from time to time, as often as may be reasonably requested, but only during normal business hours, to (i) visit and inspect any of the properties of the Parent, any Borrower or any other Subsidiary, (ii) inspect and make extracts from their books and records, including but not limited to management letters prepared by the Parent's independent accountants, (iii) discuss with their principal officers, and their independent accountants, their respective businesses, assets, liabilities, financial condition, results of operations and business prospects and (iv) audit and inspect any Collateral and the premises upon which any Collateral is located, verify the amount, quality, quantity, value and condition of, or any other matter relating to, any Collateral. In the event that any Collateral is under the exclusive control of any third party, the Borrowers shall cause such parties to make such inspection rights available to the Agent.

                                   ARTICLE VII

                                     DEFAULT

         Section 7.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of the Parent, any Borrower or any other Subsidiary, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or quasi-governmental body:

         (a) Any amount payable pursuant to this Agreement, the Notes or any other Loan Document shall not be paid when and as due (whether at maturity, by reason of notice of prepayment, acceleration or otherwise) in accordance with the terms of this Agreement, such Note or such other Loan Document;

         (b) Any Representation and Warranty shall at any time prove to have been incorrect or misleading in any material respect when made;

         (c)     Any Borrower shall default in the performance or observance of:

                  (i) any term,  covenant,  condition or agreement  contained in
         Section 5.1(i) (insofar as such section requires the preservation of the corporate existence of such Borrower), Section 5.4 through Section 5.22, or Section 6.1(c)(vii), Section 6.1(d), or Section 6.2(e) or
         Section 6.3(b); or

                  (ii) any term, covenant, condition or agreement contained in this Agreement or any other Loan Document (other than a term, covenant, condition or agreement a default in the performance or observance of which is elsewhere in this section specifically dealt with) and such default shall continue unremedied for a period of 30 days after any officer of the Parent or any Borrower has knowledge thereof;

         (d) The Parent, any Borrower or any other Subsidiary shall fail to pay, in accordance with its terms and when due and payable, the principal of, or interest or premium on, any Debt having an aggregate outstanding balance in excess of $2,000,000 (other than the Obligations), or the maturity of any such Debt, in whole or in part, shall have been accelerated, or any such Debt, in whole or in part, shall have been required to be prepaid prior to the stated maturity thereof, in accordance with the provisions of any Contract evidencing, providing for the creation of or concerning such Debt or, if any event shall have occurred and be continuing that, with the passage of time or the giving of notice or both, would permit any holder or holders of such Debt, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity or require any such prepayment;

         (e) A default shall occur and be continuing under any Contract (other than a Contract relating to Debt to which clause (d) of this Section 7.1 is applicable) binding upon the Parent, any Borrower or any other Subsidiary, except such a default that, together with all other such defaults, has not had and will not have a Materially Adverse Effect on (i) the Parent and its Consolidated Subsidiaries, taken as a whole, or (ii) the Loan Documents;

         (f) (i) The Parent, any Borrower or any other Subsidiary shall (A) commence a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect), (B) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, (C) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (D) apply for, or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its assets, domestic or foreign, (E) admit in writing its inability to pay, or generally not be paying, its debts (other than those that are the subject of bona fide disputes) as they become due, (F) make a general assignment for the benefit of creditors, or (G) take any corporate action for the purpose of effecting any of the foregoing; or

                 (ii) A case or other proceeding shall be commenced against the Parent, any Borrower or any other Subsidiary in any court of competent jurisdiction seeking (A) relief under the Federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or
(B) the appointment of a trustee, receiver, custodian, liquidator or the like of the Parent, any Borrower or any other Subsidiary, or of all or any substantial part of the assets, domestic or foreign, of the Parent, any Borrower or any other Subsidiary, and, in each case, such case or proceeding shall continue undismissed for a period of 60 days, or an order granting the relief requested in such case or proceeding against the Parent, any Borrower or any other Subsidiary (including, but not limited to, an order for relief under such Federal bankruptcy laws) shall be entered;

         (g) (i) A judgment or order for the payment of money in an amount that individually, or when aggregated with all other unpaid judgments outstanding against the Parent, any Borrower and the other Subsidiaries, exceeds $500,000 shall be entered against the Parent, any Borrower or other Subsidiary by any court, and (ii) either (A) such judgment or order shall continue undischarged and/or unbonded or unstayed for a period of 30 days or (B) enforcement proceedings shall have been commenced upon such judgment or order;

         (h) (i) Any Termination Event shall occur, (ii) any Person shall engage in any Prohibited Transaction involving any Plan, (iii) any Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any Plan,
(iv) the Parent or any ERISA Affiliate of the Parent shall be in "default" (as defined in ERISA Section 4219(c)(5)) with respect to payments owing to a multiemployer plan (as defined in ERISA Section 4001(a)(3)) as a result of the Parent's or such ERISA Affiliate's complete or partial withdrawal (as described in ERISA Section 4203 or 4205) from such Plan, (v) the Parent or any ERISA Affiliate shall fail to pay when due any amount that is payable by it to the PBGC or to a Plan under Title IV of ERISA, (vi) a proceeding shall be instituted by a fiduciary of any Plan against the Parent or any ERISA Affiliate to enforce ERISA Section 515 and such proceeding shall not have been dismissed within 30 days thereafter, or (vii) any other event or condition shall occur with respect to a Plan, except that no event or condition referred to in any of the clauses
(i) through (vii) shall constitute an Event of Default if it, together with all other events or conditions at the time existing, has not subjected, or in the reasonable determination of the Required Banks would not subject, the Parent, any Borrower or any other Subsidiary to any Liability that, alone or in the aggregate with all such Liabilities, would have a Materially Adverse Effect on the Parent and its Consolidated Subsidiaries taken as a whole;

         (i) Any material provision of any Loan Document, or any portion of any obligation for the payment of money under any Loan Document shall cease to be in full force and effect, or the Parent or any Borrower or any Affiliate of any of the foregoing shall bring any action challenging the enforceability or binding effect of any of the foregoing;

         (j) A default or "Event of Default" as defined in any Loan Document shall have occurred and be continuing (including any default or event of default under the Existing Credit Agreement with respect to obligations arising thereunder prior to the Effective Date);

         (k)     An  event,  condition  or   circumstance  shall  occur or exist
having a Materially Adverse Effect with respect to the Parent and its Consolidated Subsidiaries, taken as a whole, or any Borrower, or on this Agreement, the other Loan Documents or the Obligations; or

         (l)     There shall occur any Change of Control.

         Section 7.2 Remedies upon Event of Default. (a) Upon the occurrence and during the continuance of any Event of Default (other than one specified in Section 7.1(f)) and in every such event, the Agent, if requested by the Required Banks, upon notice to the Borrowers, may do any or all of the following: (i) declare, in whole or, from time to time, in part, the Obligations to be, and the Obligations shall thereupon become, due and payable to the Banks, the Letter of Credit Banks and the Agent, (ii) demand in writing that the Borrowers deliver to the Agent, at once and in full, an amount sufficient to reimburse the Letter of Credit Banks, the Banks and the Agents for all outstanding Letter of Credit Obligations, which amount shall become immediately due and payable by the Borrowers, and to the extent paid by any Borrower shall constitute a prepayment under this Agreement, (iii) deliver, or cause the applicable Letter of Credit Bank to deliver, notice to any Letter of Credit beneficiary of such Event of Default and require the Letter of Credit beneficiary to draw upon the applicable Letter of Credit and to take other action under the applicable Indenture, (iv) terminate, in whole or, from time to time, in part each Bank's Commitments, and the Agent's and the Letter of Credit Banks' obligations hereunder, (v) require the Parent, each Borrower and each other Subsidiary to pledge the Collateral to secure the Obligations, as provided in Section 5.21, and (vi) exercise, or direct any Letter of Credit Bank to exercise, any rights or remedies provided herein, in any other Loan Document or otherwise.

         (a)     Upon  the  occurrence  of  an Event  of  Default  specified  in
Section 7.1(f), automatically and without any notice to the Borrowers, (i) the Obligations shall be due and payable, including, without limitation, all outstanding Letter of Credit Obligations, (ii) each Bank's Commitments shall terminate, (iii) the Agent's, and the Letter of Credit Banks' obligations to the Borrowers hereunder shall terminate, (iv) the Parent, each Borrower and each other Subsidiary shall be immediately deemed to have pledged the Collateral to secure the Obligations as provided in Section 5.21, and the Security Documents shall be immediately deemed delivered and effective pursuant to Section 5.21, and (v) the Agent, if requested by the Required Banks, or any Letter of Credit Bank, if directed by the Agent, may take such other actions as permitted to it hereunder, under any other Loan Document or otherwise.

         (b) Presentment, demand, protest or notice of any kind (other than the notice provided for in the first sentence of this Section 7.2) are hereby expressly waived. The remedies specified in this Section shall be in addition to and not in limitation of the remedies set forth elsewhere herein and in the other Loan Documents, existing at law or in equity.

                                  ARTICLE VIII

                            CHANGES IN CIRCUMSTANCES

         Section 8.1 Mandatory Suspension and Conversion of Eurodollar Loans. Any Bank's obligations to make or continue Loans as, or to convert Loans into, Eurodollar Loans shall be suspended, all outstanding Eurodollar Loans shall be converted on the last day of their applicable Interest Periods (or, if earlier, in the case of clause (b) below, on the last day such Bank may lawfully continue to maintain Loans of that Type or, in the case of clause (c) below, the day determined by such Bank to be the last Business Day before the effective date of the applicable restriction) into, and all pending requests for the making or continuation of or conversion, into Loans of that Type shall be deemed requests for, Alternate Base Rate Loans, if:

         (a) on or prior to the determination of an interest rate for a Eurodollar Loan for any Interest Period, the Agent determines that for any reason appropriate quotations are not available to it in the London interbank market for purposes of determining the Eurodollar Rate, or any Bank shall determine that such Rate would not accurately reflect the cost to such Bank of making or continuing a Loan as, or converting a Loan into, a Eurodollar Loan for such Interest Period;

         (b) at any time such Bank determines that any Regulatory Change makes it unlawful or impracticable for such Bank to make or maintain any Eurodollar Loan, or to comply with its obligations hereunder in respect thereof; or

         (c) such Bank determines that by reason of any Regulatory Change it is restricted, directly or indirectly, in the amount that it may hold of (A) a category of liabilities that includes deposits by reference to which, or on the basis of which, the interest rate applicable to Eurodollar Loans is directly or indirectly determined, or (B) the category of assets which includes Eurodollar Loans.

The Agent or any such Bank, as the case may be, shall promptly notify the Borrowers and the other parties to this Agreement of any circumstances that would make the provisions of this Section 8.1 applicable, but the failure to give any such notice shall not affect such Bank's rights hereunder.

         Section 8.2 Regulatory Changes.

         (a)  If any Regulatory Change:

                  (i) shall subject the Agent, any Letter of Credit Bank or any Bank to any Tax, duty or other charge determined by the Agent, such Letter of Credit Bank or such Bank, as the case may be, to be applicable to any Extension of Credit, to its obligation to make or maintain any such Extension of Credit, or to this Agreement, any Note or any other Loan Document, or shall, in the determination of the Agent, or any Bank, as the case may be, change the basis of taxation of payments to such Bank or the Agent on the principal of or interest on any Eurodollar Loan or of any other amounts payable under this Agreement in respect of any Eurodollar Loan or its obligation to make or maintain any Eurodollar Loan; or

                  (ii) shall impose, increase, modify or deem applicable any reserve, special deposit, assessment, or other requirement or condition against assets of, deposits with or to the account of, Extensions of Credit by, or the Commitment or obligations of, any Bank, any Letter of Credit Bank or the Agent, or shall impose on the Agent or such Bank or on any relevant interbank market for Dollars, any condition;

and the result of the foregoing, in the determination of the Agent, such Letter of Credit Bank or such Bank, as the case may be, is (x) to reduce the amount of any sum received or receivable by such Bank with respect to any Eurodollar Loan or the return to be earned by the Agent, such Letter of Credit Bank, or such Bank on any Extension of Credit, (y) to impose a cost or increase any existing cost on the Agent, such Letter of Credit Bank, or such Bank, as the case may be, or any parent company of the Agent, such Letter of Credit Bank, or such Bank, that is attributable to the making or maintaining of any Extension of Credit or its Commitment or its obligation to make any Extension of Credit, or (z) to require the Agent, such Letter of Credit Bank, or such Bank, or any parent company of the Agent, such Letter of Credit Bank, or such Bank, to make any payment on or calculated by reference to the gross amount of any amount received by it hereunder, under any Loan Document or under any Note, then, within 15 days after request by the Agent, such Letter of Credit Bank, or such Bank, the Borrowers shall pay to the Agent, such Letter of Credit Bank, or such Bank such additional amount or amounts as the Agent, such Letter of Credit Bank, or such Bank determines will compensate it, or its parent company, for such reduction, increased cost or payment. The Agent, such Letter of Credit Bank, or any such Bank, as the case may be, will promptly notify the Borrowers of any Regulatory Change of which it has knowledge and that will entitle the Agent, such Letter of Credit Bank, or such Bank to compensation pursuant to this Section 8.2, but the failure to give such notice shall not affect the Agent, such Letter of Credit Bank, or such Bank's right to such compensation.

         (b) If after the Agreement Date the Agent, any Letter of Credit Bank, or any Bank shall have determined that the adoption or implementation of any applicable law, rule or regulation regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by it (or its Applicable Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Person (or its parent) as a consequence of such Person's obligations hereunder or obligations held by it, including, without limitation its Commitments, Loans and participation interests in Letters of Credit to a level below that which such Person (or its parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Person (with a copy to the Agent), the Borrowers shall pay to such Person such additional amount or amounts as will compensate such Person (or its parent) for such reduction.

         Section 8.3 Change of Lending Office. Any Bank will, if an event occurs with respect to a Lending Office that makes Section 8.1 or 8.2 applicable, and if requested by the Borrowers, use reasonable efforts to designate another Lending Office or Offices, provided that such designation would not, in the sole and absolute discretion of such Bank, be disadvantageous to such Bank in any manner or contrary to such Bank's policy. Any Bank may at any time and from time to time change any Lending Office and shall give notice of any such change to the Borrowers. Except in the case of a change in Lending Offices made at the request of the Borrowers, the designation of a new Lending Office by a Bank shall not make operable the provisions of clause (ii) or (iii) of Section 8.1 or entitle such Bank to make a claim under Section 8.2 if the operability of such clause or such claim results solely from such designation and not from a subsequent Regulatory Change.

         Section 8.4 Funding Losses. The Borrowers shall pay to the Agent and each Bank, upon request, such amount or amounts as such Person determines are necessary to compensate it for any loss, cost or expense incurred by it as a result of (i) any payment or prepayment, of a Eurodollar Loan on a date other than the last day of an Interest Period for such Eurodollar Loan or (ii) a Eurodollar Loan for any reason not being made or converted after the Borrowers shall have given a Notice of Borrowing, or any payment of principal of or interest thereon not being made on the date therefor determined in accordance with the applicable provisions of this Agreement, in each case whatever the reason for such event, including, without limitation, the operation of Sections 1.6, 1.7, 7.2 or otherwise. In the case of a Eurodollar Loan, at the election of such Bank, and without limiting the generality of the foregoing, but without duplication, such compensation on account of losses referred to in (i) and (ii) above may include an amount equal to the excess of (x) the interest that would have been received from the Borrowers under this Agreement on any amounts to be reemployed during an Interest Period or its remaining portion over (y) the interest component of the return that such Bank determines it could have obtained had it placed such amount on deposit in the London interbank market for a period equal to such Interest Period or its remaining portion.

         Section 8.5 Determinations. In making the determinations contemplated by Sections 8.1, 8.2 and 8.4, the Agent, the Letter of Credit Banks and the Banks may make such reasonable estimates, assumptions, allocations and the like that they, in good faith, reasonably determine to be appropriate, but a Bank's, a Letter of Credit Bank's or the Agent's selection thereof in accordance with this Section 8.5, and the determinations made by a Bank, a Letter of Credit Bank, or the Agent on the basis thereof, shall be presumed to be correct, except, in the case of such determinations, for manifest errors in computation or transmission. Any such Bank, Letter of Credit Bank, or the Agent, as the case may be, shall furnish to the Borrowers a certificate outlining in reasonable detail the computation of any amounts claimed by it under this Article VIII and the assumptions underlying such computations.

                                   ARTICLE IX

                    THE AGENT AND THE LETTER OF CREDIT BANKS

         Section 9.1       Appointment and Authorization.

         (a) Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes, the Security Documents and the Letters of Credit as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

         (b) Each Bank irrevocabl authorizes each Letter of Credit Bank to issue the Letters of Credit as provided in this Agreement, and to take all other actions specifically delegated to it under this Agreement and the Reimbursement Agreements to which it is a party and as are reasonably incidental thereto.

         Section 9.2 Agent and Affiliates; Letter of Credit Bank and Affiliates.
(a) ABN shall have the same rights and powers under this Agreement and the Loan Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and ABN and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Parent or any Borrower, or any Subsidiary or Affiliate of the Parent or any Borrower, as if it were not the Agent hereunder.

         (a) Each Letter of Credit Bank, acting in its individual capacity, shall have the same rights and powers under this Agreement and the other Loan Documents, and may exercise, or refrain from exercising such rights as though it were not a Letter of Credit Bank hereunder, and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Parent or any Borrower, or any Subsidiary or Affiliate of the Parent or any Borrower, as if it were not a Letter of Credit Bank hereunder.

         Section 9.3 Action by the Agent and the Letter of Credit Banks. The respective obligations hereunder of the Agent and of the Letter of Credit Banks are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as requested by the Required Banks. The Agent and the Letter of Credit Banks shall in all cases be fully protected in acting or in refraining from acting hereunder and under the other Loan Documents in accordance with the written instructions signed by the Required Banks and each such instruction and any action taken or any failure to act pursuant thereto shall be binding on all of the parties thereto, their successors and assigns. Neither the Agent nor any Letter of Credit Bank shall have any duty to exercise any right, power or remedy hereunder or under any of the other Loan Documents or to take any affirmative action hereunder or under any of the other Loan Documents unless directed to do so by the Required Banks and unless first indemnified by the Banks to its satisfaction against the costs and expenses of taking such action.

         Section 9.4 Consultation with Experts. Each of the Agent and the Letter of Credit Banks may consult with legal counsel (who may be counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it hereunder or under the other Loan Documents in good faith in accordance with the advice of such counsel, accountants or experts.

         Section 9.5 Liability of the Agent and the Letter of Credit Banks. None of the Agent, any Letter of Credit Bank, or any of their respective directors, officers, agents or employees, shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. None of the Agent, any Letter of Credit Bank, or any of their respective directors, officers, agents or employees, shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made by or on behalf of any Borrower in connection with this Agreement, any of the other Loan Documents or any Extension of Credit hereunder;
(ii) the performance or observance of any of the covenants or agreements of any Borrower or the Parent; (iii) the satisfaction of any condition specified in
Article III,  except receipt of items required to be delivered to the Agent;  or
(iv) the validity, effectiveness or genuineness of this Agreement, the Notes, any Letter of Credit, any Reimbursement Agreement, any Security Document, or any other instrument or writing furnished in connection herewith or therewith, or any filing in connection therewith. Neither the Agent nor any Letter of Credit Bank shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         Section 9.6 Indemnification. Each Bank shall, ratably based upon its Proportionate Share of the Commitments, indemnify the Agent and each Letter of Credit Bank, to the extent not reimbursed by the Borrowers, against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as results from the Agent's or such Letter of Credit Bank's, as the case may be, gross negligence or willful misconduct) that the Agent or such Letter of Credit Bank, as the case may be, may suffer or incur in connection with this Agreement or any of the other Loan Documents or any action taken or omitted hereunder or under any of the other Loan Documents by the Agent or such Letter of Credit Bank.

         Section 9.7 Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent, any Letter of Credit Bank or any other Bank, and based on such documents and information as it has deemed appropriate (but without reliance upon the Agent's information memorandum circulated by the Agent to the Banks), made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, any Letter of Credit Bank or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement or the other Loan Documents.

         Section 9.8 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Letter of Credit Banks and the Banks, and may be removed at any time with or without cause at the direction of all of the Banks other than the Agent. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent, which successor, or its parent company, shall have its long term debt securities rated "A" or better (or the equivalent) by S&P's or Moody's, or another nationally recognized securities rating firm. If no such successor shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, or the Required Banks' removal, then the retiring Agent may, on behalf of the Banks, appoint a successor agent meeting the requirements set forth in the immediately preceding sentence. Upon the acceptance of its appointment hereunder, such successor agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Agent's resignation hereunder, the provisions of this Article shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

         Section 9.9       Security Documents, Etc.

         (a) The Letter of Credit Banks and the Banks hereby ratify the Intercreditor Agreement and authorize the Agent to enter into the Second Amendment to Master Collateral and Intercreditor Agreement described in Section 3.1(n) hereof, and any and all other agreements that Agent believes in good faith are necessary or advisable to confirm and preserve the continued validity of the Intercreditor Agreement and the Security Documents and to take all action contemplated by such documents. All rights and remedies under all Security Documents may be exercised by the Collateral Agent for the benefit of the Banks, the Letter of Credit Banks and the Agent, as provided in the Intercreditor Agreement. The Collateral Agent may assign any rights and obligations under any of the Security Documents to any co-collateral agent as permitted under the Intercreditor Agreement.

         (b) Except as provided in Section 11.5 with respect to releasing Collateral, in each circumstance where, under any provision of the Intercreditor Agreement or any Security Document, the Agent or the Collateral Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action by the Borrowers under any Security Document, the Agent shall act, and shall direct the Collateral Agent to act, in respect of such consent, exercise of remedies, determination or action, as the case may be, with consent of and at the direction of the Required Banks, including with respect to any actions taken under Section 5.21 or Section 7.2; provided, however, that no such consent of the Required Banks shall be required with respect to any consent, determination or other matter that is, in the Agent's judgment, non-material, ministerial or administrative in nature. In each circumstance where any consent of or direction from the Required Banks is required, the Agent shall notify the Banks in reasonable detail of the matter as to which consent or direction is required and the Agent's proposed course of action with respect thereto. In the event the Agent shall not have received a response from any Bank within five Business Days after receipt of such written notice and the Agent shall have confirmed by telephone or in writing such Bank's receipt of such notice, such Bank shall be deemed to have agreed to the course of action proposed by the Agent. The Agent shall act in accordance with the
instructions   of  the  Required   Banks,   subject  to  its  right  to
require indemnification from the Banks satisfactory to the Agent for any actions taken by the Agent at the direction of the Required Banks.

                                    ARTICLE X

                                 INTERPRETATION

         Section 10.1      Interpretation.

                 (a)      Defined Terms.  For the purposes of this Agreement:

                 "ABN" means ABN AMRO Bank N.V. in its individual capacity.

                 "Acceptable Insurer" means an insurance company (i) having an A.M. Best rating of "A" or better and being in a financial size category of X or larger (as such category is defined as of the Agreement Date) or (ii) otherwise reasonably acceptable to the Required Banks.

                 "Account" means any right of any Borrower or any other Subsidiary to payment for goods sold or leased, or for services rendered, by such Borrower or such other Subsidiary that is not evidenced by an instrument or chattel paper.

                 "Accumulated Funding Deficiency" has the meaning ascribed to that term in Section 302 of ERISA.

                 "Adjusted Eurodollar Rate" means for any Interest Period a rate per annum (rounded upward, if necessary to the next higher 1/16 of 1%) equal to the rate obtained by dividing (a) the Eurodollar Rate (similarly rounded) for such Interest Period by (b) a percentage equal to 1 minus the Reserve Requirement in effect from time to time during such Interest Period.

                 "Agent" means ABN, in its capacity as agent under this Agreement, and any successor agent appointed pursuant to Section 9.8 hereof.

                 "Affiliate" means any Person (other than the Parent) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Parent, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Parent, (iii) of which the Parent or any Borrower or Shareholders of the Parent beneficially own or hold 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest), or (iv) who is a member of the Board of Directors of the Parent or a member of the immediate family of any such Person. The term "immediate family" of any Person shall include the spouse, brothers, sisters and descendants of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

                 "Agent's Office" means the address of the Agent specified in or determined in accordance with the provisions of Section 11.1.

                 "Agreement" means this Agreement.

                 "Agreement Date" means the date of this Agreement as first set forth above.

                 "Alternate Base Rate" means the Federal Funds Rate plus .50%

                 "Alternate Base Rate Loan" means a Loan, the interest on which is, or is to be, as the context may require, computed, as provided in
Section 1.4(a) on the basis of the Alternate Base Rate.

                 "Alternate Base Rate Revolving Note" means a promissory note of the Borrowers in the form attached hereto as Exhibit A-5 payable to the order of a Bank and evidencing such Bank's Revolving Loans that are Alternate Base Rate Loans.

                 "Alternate Base Rate Term Note" means a promissory note of the Borrowers in the form attached hereto as Exhibit A-6 payable to the order of a Bank and evidencing such Bank's Term Loans that are Alternate Base Rate Loans.

                 "Applicable  Commitment  Fee  Percentage"  means  the per annum percentage determined from the grid set forth below for the ratio of Consolidated Adjusted Debt to Consolidated EBITDAR as of the most recently ended fiscal quarter of the Parent as determined from the financial statements most recently delivered pursuant to Section 6.1(a) or (b) together with a Compliance Certificate. The ratio shall be calculated at the end of such quarter and for the four fiscal quarters ended on the last day of such fiscal quarter (with proforma adjustments to reflect any acquisition):


   --------------------------------------------------------- -------------------
                                                                 Commitment Fee
     Adjusted Debt/EBITDAR
   --------------------------------------------------------- -------------------
   --------------------------------------------------------- -------------------
      => 2.5:1.0                                                     0.275%
   --------------------------------------------------------- -------------------
   --------------------------------------------------------- -------------------
      => 2.0:1.0 but [less than] 2.5:1.0                             0.175%
   --------------------------------------------------------- -------------------
   --------------------------------------------------------- -------------------
      => 1.5:1.0 but [less than] 2.0:1.0                             0.150%
   --------------------------------------------------------- -------------------
   --------------------------------------------------------- -------------------
     [less than] 1.5:1.0                                             0.125%
   --------------------------------------------------------- -------------------

Until the first set of financial statements and Compliance Certificate required to be delivered after the Effective Date are received by the Agent, the Applicable Commitment Fee Percentage shall be set at 0.150%. Notwithstanding anything to the contrary in this definition of Applicable Commitment Fee
Percentage, from and after the date on which any financial statements and Compliance Certificate are due under this Agreement but are not delivered to the Agent, and until such financial statements and Compliance Certificate are actually delivered to the Agent, the Applicable Commitment Fee Percentage shall be set at the highest rate appearing in the table above.

Each adjustment in the Applicable Commitment Fee Percentage shall take effect immediately upon receipt by the Agent of the financial statements and Compliance Certificate referred to above, and shall be effective prospectively.

                 "Applicable Law" means, anything in Section 11.8 to the contrary notwithstanding, (i) all applicable common law and principles of equity and (ii) all applicable provisions of all (A) constitutions, statutes, rules, regulations and orders of governmental bodies, (B) Governmental Approvals and
(C) orders, decisions, judgments and decrees of all courts and arbitrators.

                 "Applicable Margin" means for any Eurodollar Loan or any Alternate Base Rate Loan (as the case may be) the percentage determined from the grid set forth below for the ratio of Consolidated Adjusted Debt to Consolidated EBITDAR as of the most recently ended fiscal quarter of the Parent, as determined from the financial statements most recently delivered pursuant to
Section 6.1(a) or (b) and the Compliance Certificate. The ratio shall be calculated at the end of such quarter and for the four fiscal quarters ended on the last day of such fiscal quarter (with proforma adjustments to reflect any acquisition):

   ------------------------------------------ -------------------------------
                                               Eurodollar and Alternate Base
                                                            Rate
    Adjusted Debt/EBITDAR                            Applicable Margin
   ----------------------------------------- -------------------------------
   ------------------------------------------ -------------------------------
    =>2.5:1                                                0.925%
   ------------------------------------------ -------------------------------
   ------------------------------------------ -------------------------------
    =>2.0:1 but [less than] 2.5:1                          0.700%
   ------------------------------------------ -------------------------------
   ------------------------------------------ -------------------------------
    =>1.5:1 but [less than] 2.0:1                          0.600%
   ------------------------------------------ -------------------------------
   ------------------------------------------ -------------------------------
    [less than] 1.5:1                                      0.550%
   ------------------------------------------ -------------------------------

Until the first set of financial statements and Compliance Certificate required to be delivered after the Effective Date are received by the Agent, the Applicable Margin shall be set at 0.600%. Notwithstanding anything to the contrary in this definition of "Applicable Margin", from and after the date on which any financial statements and Compliance Certificate are due under this Agreement but are not delivered to the Agent, and until such financial statements and Compliance Certificate are actually delivered to the Agent, the Applicable Margin shall be set at the highest rate appearing in the table above. Each adjustment in the Applicable Margin shall take effect immediately upon receipt by the Agent of the financial statements referred to above and shall be effective prospectively.

                 "Banks" means the financial institutions, funds or banks signatories hereto, as the same may be amended from time to time, any assignees thereof as provided in Section 11.7.

                 "Base Rate" means the fluctuating rate per annum equal to the greater of: (i) the rate of interest publicly announced by the Agent from time to time as its prime lending rate for loans to borrowers located in the United States of America that are denominated in dollars, and (ii) the Federal Funds Rate plus 1.0%. The Base Rate is a reference rate only and is not necessarily the lowest rate offered by the Agent to its customers.

                 "Base Rate Lending Office" of a Bank means the branch or office designated by such Bank from time to time as the branch or office of such Bank at which Alternate Base Rate Loans and Base Rate Loans are to be made and maintained. Each Bank's initial Base Rate Lending Office is set forth on the signature pages hereof.

                 "Base Rate Loan" means a Loan, the interest on which is, or is to be, as the context may require, computed, as provided in Section 1.4(a), on the basis of the Base Rate.

                 "Base Rate Revolving Note" means a promissory note of the Borrowers in the form attached hereto as Exhibit A-2 payable to the order of a Bank and evidencing such Bank's Revolving Loans that are Base Rate Loans.

                 "Base Rate Term Note" means a promissory note of the Borrowers in the form attached hereto as Exhibit A-4 payable to the order of a Bank and evidencing such Bank's Term Loans that are Base Rate Loans.

                 "Borrowers" means Covenant Transport, Inc., a Tennessee corporation, and Covenant Leasing, Inc., a Nevada corporation, or either of them individually, as the context may require.

                 "Borrowing" means the aggregation of the Loans of a particular Class and Type made by more than one Bank pursuant to a single Notice of Borrowing on a single date, and, if such Loans are Eurodollar Loans, for a single Interest Period. A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans, a "Eurodollar Borrowing" if such Loans are Eurodollar Loans or an "Alternate Base Rate Borrowing" if such Loans are Alternate Base Rate Loans.

                 "Borrowing Base" means, at any date, an amount equal to the sum of (i) 85% of the aggregate amount of Eligible Accounts on such date, plus
(ii) 90% of the net book value (as determined in accordance with Generally Acceptable Accounting Principles consistently applied) of Eligible Revenue Equipment, in each case as shown on the most recent Borrowing Base Certificate delivered by the Borrower to the Agent pursuant to Section 6.1(c)(v).

                 "Business Day" means any day other than a Saturday, Sunday or other day on which banks in Atlanta, Georgia or Chicago, Illinois are required or authorized to close and, if the applicable Business Day relates to any Eurodollar Loan, on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

                 "Capital Lease" means a lease giving rise to a Capitalized Lease Obligation.

                 "Capital Securities" means, with respect to any Person, any shares of capital stock of such Person or any security convertible into, or any option, warrant or other right to acquire, any shares of capital stock of such Person.

                 "Capitalized Lease Obligation" means indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with Generally Accepted Accounting Principles.

                 "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time and in effect.

                  "Change of Control" means the occurrence, after the Agreement Date, of any of the following: (i) any person or group (within the meaning of Rule 13d-3, as in effect on the Agreement Date, promulgated by the SEC under the Securities and Exchange Act of 1934), shall acquire, directly or indirectly, beneficially or of record, shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent; or (ii) a majority of the seats (other than vacant seats) on the board of directors of the Parent become occupied by persons not members of said board on the Agreement Date that were neither (a) nominated by the board of directors of the Parent, nor (b) appointed by directors so nominated; or (iii) any person or group shall otherwise directly or indirectly Control the Borrower. or (iv) the Parent shall cease to own free and clear of any Lien (except the lien created under the Security Documents) 100% of the legal and beneficial ownership of each Borrower. Notwithstanding the foregoing, it shall not be a "Change of Control" for any one or more of David R. Parker, Jacqueline F. Parker, Clyde M. Fuller or their respective heirs or entities controlled by them or such heirs to increase their level of Control of the Parent or any of its Subsidiaries (regardless of their ownership percentage at the time of such increase).

                 "Class" has the meaning ascribed to such term in Section 10.3.

                 "Closing Date" means the date on which the initial Extension of Credit is made.

                 "Code" means the Internal Revenue Code of 1986, as amended.

                 "Collateral" has the meaning ascribed to such term in Section 5.21.

                 "Collateral Agent" means First Union National Bank, as collateral agent for the Banks and the holders of the Senior Notes pursuant to the Intercreditor Agreement.

                 "Collateral Debtor" means any Person liable on or with respect to an account or any security therefor.

                 "Commitment" means, (i) with respect to each Bank, a Letter of Credit Commitment and/or a Revolving Credit Commitment and/or a Term Loan Commitment and (ii) with respect to any Letter of Credit Bank, its commitment to issue a Letter of Credit; and "Commitments" means any two or more of the foregoing, or, with respect to a commitment to make Loans of any Type or Class or to purchase participations in Letters of Credit, the Commitments of all Banks to make such Loans or to purchase such participations.

                 "Commitment Fee" has the meaning ascribed to such term in
Section 1.5(b).

                 "Commitment Percentage" means, with respect to any Bank's Commitment of any Class, the percentage of all of the Banks' Commitments of such Class set forth opposite such Bank's name on the signature pages hereof.

         "Consolidated Adjusted Debt" means, at any time, the sum of (i) Consolidated Debt at such time and (ii) the Asset Termination Value under (and as defined in) the Synthetic Lease.

                 "Consolidated Amortization" means, for any period, the aggregate amount of all amortization expense of the Parent and its Consolidated Subsidiaries as shown on the consolidated financial statements of the Parent.

                 "Consolidated Debt" means the sum of all Debt of the Parent and its Consolidated Subsidiaries, plus the sum of the present values of all future payments on operating leases, discounted to present value at the rate of 9% per annum, in each case after elimination of all intercompany items.

                 "Consolidated Debt Amortization" means, for any period, the aggregate amount of all required principal payments in respect of Consolidated Funded Debt of the Parent and its Consolidated Subsidiaries for such period.

                 "Consolidated Depreciation" means, for any period, the aggregate amount of all depreciation expense of the Parent and its Consolidated Subsidiaries as shown on the consolidated financial statements of the Parent.

                 "Consolidated EBITDAR" means, for any period, Consolidated Net Income of the Parent and its Consolidated Subsidiaries for such period, plus all amounts deducted therefrom for such period in respect of (i) Consolidated
Interest Charges (ii) Consolidated Depreciation, (iii) Consolidated Amortization, (iv) Consolidated Lease Payments and (v) Consolidated Taxes. In addition, Consolidated EBITDAR for the applicable period shall include the net income plus interest charges, depreciation, amortization, lease payments (other than Capital Leases) and tax payments of any entity the capital stock, assets, business or other ownership interests of which were acquired by the Parent or any Consolidated Subsidiary during such period (with pro forma adjustments from the date of such acquisition).

                 "Consolidated Funded Debt" means, at any time, that portion of Consolidated Debt that is, or at the time of its incurrence was, repayable over a term in excess of one year or renewable at the option of the Parent or any Borrower for such term.

                 "Consolidated Interest Charges" means, for any period, the aggregate amount of all interest on Debt (including payments in the nature of interest under Capital Leases) that would, in accordance with Generally Accepted Accounting Principles, be deducted in determining Consolidated Net Income for such period.

                 "Consolidated Lease Payments" means, for any period, the aggregate amount of all payments by the Parent and its Consolidated Subsidiaries in respect of Operating Leases.

                 "Consolidated Net Income" means, for any period, the amount of net income or net loss of the Parent and its Consolidated Subsidiaries for such period (taken as a cumulative whole) determined on a consolidated basis in accordance with Generally Accepted Accounting Principles after elimination of intercompany items and portions of income attributable to minority interests in Subsidiaries (until such earnings are received by the Parent), provided, that there shall be excluded:

                  (i)  the proceeds of any life insurance policy;

                  (ii) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary;

                  (iii) net earnings and losses of any entity, substantially all the assets of which have been acquired in any manner, that were realized by such entity prior to the date of such acquisition;

                  (iv) net earnings and losses of any entity with which the Parent or a Subsidiary shall have consolidated or that shall have merged into or with the Parent or a Subsidiary, that were realized by such entity prior to the date of such consolidation or merger;

                  (v) net earnings of any business entity in which the Parent or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Parent or such Subsidiary in the form of cash distributions;

                  (vi) any portion of the net earnings of any Subsidiary of any other business entity in which the Parent or any Subsidiary has an ownership interest, that for any reason (other than the provisions of this Agreement, the other Loan Documents, or any other instrument or agreement evidencing other Permitted Debt) is unable to be dividended to the Parent or any other Subsidiary;

                  (vii) earnings resulting from any reappraisal, reevaluation or write-up of assets;

                  (viii) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary; and

                  (ix) any gain arising from the acquisition of any Capital Securities of the Parent or any Subsidiary.

                 "Consolidated Subsidiary" of any Person means, at any time, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements as of such time.

                 "Consolidated Tangible Net Worth" means, at any time, the consolidated stockholders' equity of the Parent and its Consolidated Subsidiaries less intangible assets (to the extent included in determining such consolidated stockholders' equity) and less consolidated Mandatorily Redeemable Stock (except to the extent deducted in determining such consolidated stockholders' equity), in each case, as of such time.

                 "Consolidated Taxes" means, for any period, the aggregate amount of all Taxes paid by the Parent and its Consolidated Subsidiaries, as determined in accordance with Generally Accepted Accounting Principles.

                 "Contract" means an indenture, agreement (other than this Agreement and any other Loan Document), other contractual restriction, lease, instrument (other than the Notes), certificate of incorporation or charter, or bylaw.
                 "Control" means the power to direct or cause the direction of the management or policies of a person, whether through rights of ownership under voting securities, under contract or otherwise.

                 "CLI" means Covenant Leasing, Inc., a Nevada corporation which is a Wholly-Owned Subsidiary of the Parent.

                 "CTI" means Covenant Transport, Inc., a Tennessee corporation which is a Wholly-Owned Subsidiary of the Parent.

                 "Debt" of any Person means at any time,  without  duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable that arise in the ordinary course of business but only if and so long as the same are payable on customary trade terms, (iv) Capitalized Lease Obligations of such Person, (v) all Mandatorily Redeemable Stock of such Person owned by any Person other than such Person, a Wholly-Owned Subsidiary of such Person that has no Debt other than the Obligations (the amount of any such Stock to be determined for this purpose as the higher of the liquidation preference of and the amount payable upon redemption of such Stock), (vi) all obligations of such Person to purchase securities or other property that arise out of or in connection with the sale of the same or substantially similar securities or property, (vii) all obligations of such Person, whether fixed or contingent, to reimburse any other Person in respect of amounts paid under a letter of credit or similar instrument, (viii) all obligations with respect to interest rate and currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency, except that if any agreement relating to such obligations provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount thereof, (ix) all of the foregoing of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (x) all of the foregoing of others Guaranteed by such Person.

                 "Default" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both, would, unless cured or waived, become an Event of Default.

                 "Dollars" and the sign "$" mean lawful money of the United States of America.

                 "Effective Date" shall have the meaning ascribed to that term in Section 3.1 hereof.

                 "Eligible Account" means, at the time of any determination thereof, any Account of either Borrower and their Subsidiaries (herein, the "account holder")as to which each of the following requirements has been fulfilled to the satisfaction of the Agent:

                  (i) Such Account is free and clear of all Liens other than a Lien in favor of the Agent or Collateral Agent granted pursuant to any Loan Document, and, if after the Security Date, such Account is subject to a lien in favor of the Agent that constitutes a first perfected security interest in such Account; provided, however, that no Account as to which any United States federal or state governmental agency or instrumentality is the Collateral Debtor may be an Eligible Account after the Security Date, except to the extent that the account holder has complied with the Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727; 41 U.S.C. ss. 15), by delivering to the Agent a notice of assignment under such Act in favor of the Collateral Agent, for the benefit of the Banks, the Letter of Credit Banks and the Agent, and in compliance with applicable provisions of 31 C.F.R. ss. 7-103.8 and 41 C.F.R. ss. 1-30.7, or with similar state law;

                  (ii) Such Account is a legal, valid, binding and enforceable obligation of the Collateral Debtor;

                  (iii) Such Account is not subject to any dispute, setoff, counterclaim or other claim or defense on the part of the Collateral Debtor or any other Person denying liability under such Account;

                  (iv) the account holder has the full and unqualified right to assign and grant a Lien in such Account to the Collateral Agent as security for the Obligations;

                  (v) Such Account is evidenced by an invoice rendered to the Collateral Debtor and is not evidenced by any instrument or chattel paper (as the terms "instrument" and "chattel paper" are defined in Section 9-105 of the UCC);

                  (vi) Such Account arose from the sale of goods or services on an absolute basis (and not on a consignment, approval or sale-and-return basis) by the account holder in the ordinary course of the account holder's business, and such services have been performed or such goods have been shipped and delivered to, and accepted by, the Collateral Debtor for such Account;

                  (vii) With respect to such Account, the Collateral Debtor thereof is not (A) an Affiliate of the Parent, any Borrower, or any Subsidiary thereof, or (B) the subject of any reorganization, bankruptcy, receivership, custodianship, insolvency, dissolution, winding up, liquidation or similar proceeding;

                  (viii) Such Account is not outstanding (A) more than 90 days past the original billing date (which date shall not be later than the date upon which the services giving rise to such Account are completed or the shipment date of the goods giving rise to such Account), or (B) more than 60 days past the due date thereof;

                  (ix) Such Account is not an Account owing by a Collateral Debtor having, at the time of any determination of Eligible Accounts, in excess of 25% of the aggregate outstanding amount of all of such Collateral Debtor's Accounts more than 90 days past the original invoice date with respect thereto or more than 60 days past the due date thereof;

                  (x) With respect to the Collateral Debtor under such Account, the account holder is not indebted to such Collateral Debtor, unless the account holder and such Collateral Debtor have entered into an agreement whereby the Collateral Debtor is prohibited from exercising any right of setoff with respect to such Accounts of the account holder;

                  (xi) Such Account has arisen from the sale of goods or services in the United States to a Collateral Debtor located in the United States or is 100% secured by a letter of credit issued or confirmed by a domestic bank or a domestic agency of a foreign bank, acceptable to the Agent and the Required Banks;

                  (xii) Such Account is denominated and payable only in Dollars;

                  (xiii) Such Account does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

                  (xiv) Such Account is not an Account with respect to which the Collateral Debtor is located in a state that requires the account holder, as a precondition to commencing or maintaining an action in the courts of that state, either to (A) receive a certificate of authority to do business and be in good standing in such state, or (B) file a notice of business activities report or similar report with such state's taxing authority, unless (x) the account holder has taken one of the actions described in clauses (A) or (B), (y) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by the account holder at its election and has been so cured, or (z) the account holder has proven, to Agent's satisfaction, that it is exempt from any such requirements under any such state's laws;

                  (xv) Such Account is not an Account (A) with respect to which any representation or warranty contained in this Agreement or any other Loan Document is untrue or (B) which violates any of the covenants of any Borrower or any of its Subsidiaries contained in this Agreement or any other Loan Document;

                  (xvi) Such Account is not an Account which, when added to a particular Collateral Debtor's other indebtedness to any Borrower or any of its Subsidiaries, exceeds a credit limit determined by Agent in its sole discretion for that Collateral Debtor (except that Accounts excluded from Eligible Accounts solely by reason of this clause shall be Eligible Accounts to the extent of such credit limit); and

                  (xvii) Such Account is not an Account with respect to which the prospect of payment or performance by the Collateral Debtor is or will be impaired, as determined by the Agent is its sole discretion.

                 "Eligible   Revenue   Equipment"   means,   at  any   date  of
determination thereof, any Revenue Equipment which is (i) owned by any Borrower free and clear of all Liens other than a Lien in favor of the Collateral Agent or the Agent pursuant to any Loan Document or (ii) refinanced using the proceeds of Revolving Loans, and, if after the Security Date, in each case is subject to a lien in favor of the Agent that constitutes a first perfected security interest in such Revenue Equipment.

                 "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to public health and safety and the protection of the environment.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

                 "ERISA Affiliate" means a trade or business including, a Subsidiary or other Affiliate, that is a member of any group of organizations within the meaning of Code Sections 414(b),(c),(m) or (o) of which the Parent, any Borrower or any Guarantor is a member.

                 "Eurodollar Lending Office" of a Bank means the branch or office designated by such Bank from time to time, as the branch or office of such Bank at which Eurodollar Loans are to be made and maintained. Each Bank's initial Eurodollar Lending Office is set forth on the signature pages hereof.

                 "Eurodollar Rate" as applicable to any Interest Period means the (rounded upward, if necessary, to the next higher 1/16%) rate per annum at which deposits in Dollars are offered by the Agent to first class banks in the London interbank market at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurodollar Loan to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

                 "Eurodollar Loan" means a Loan the interest on which is, or is to be, as the context may require, computed, as provided in Section 1.4(a), on the basis of the Adjusted Eurodollar Rate.

                 "Eurodollar Revolving Note" means a promissory note of th Borrowers in the form attached hereto as Exhibit A-1 payable to the order of a Bank and evidencing such Bank's Revolving Loans that are Eurodollar Loans.

                 "Eurodollar Term Note" means the promissory note of the Borrowers in the form attached hereto as Exhibit A-3 payable to the order of a Bank and evidencing such Bank's Term Loans that are Eurodollar Loans.

                 "Event of Default" means any of the events specified in Section 7.1.

                 "Existing Guaranty Agreements" means, collectively, the following documents:

                  (i) Guaranty Agreement dated as of January 17, 1995 by the Parent in favor of the Banks and the Agent;

                  (ii) Guaranty Agreement dated as of March 31, 1997 by C&F Acquisition Co., a Nevada corporation, and Intellectual Property Co., a Nevada corporation, in favor of the Banks and the Agent;

                  (iii) Joinder Agreement dated as of December 31, 1997 by Bud Meyer Truck Lines, Inc., a Minnesota corporation, in favor of the Banks and the Agent;

                  (vi) Joinder Agreement dated as of November 13, 1998 by Southern Refrigerated Transport, Inc., an Arkansas corporation, and Tony Smith Trucking, Inc., an Arkansas corporation, in favor of the Banks and the Agent.

                 "Existing Security Documents" means, collectively, the following documents:

                  (i) Security Agreement dated as of January 17, 1995 by CTI in favor the Agent;

                  (ii) Security Agreement dated as of October 15, 1995 by CTI in favor of the Collateral Agent, as amended by the First Amendment to Security Agreement dated as of March 31, 1997;

                  (iii) Trademark Security Agreement dated as of March 31, 1997 by Intellectual Property Co., a Nevada corporation, in favor of the Collateral Agent;

                  (iv) Separate Security Agreements each dated as of March 31, 1997 by Intellectual Property Co., a Nevada corporation, and CLI in favor of the Collateral Agent;

                  (v) Stock Pledge and Security Agreement dated as of January 17, 1995 by the Parent in favor of the Agent together with the required stock certificate(s) and duly executed stock power(s);

                  (vi) Stock Pledge and Security Agreement dated as of October 15, 1995 by the Parent in favor of the Collateral Agent together with the required stock certificate(s) and duly executed stock power(s);

                  (vii) Stock Pledge and Security Agreement dated as of March 31, 1997 by the Parent in favor of the Collateral Agent together with the required stock certificate(s) and duly executed stock power(s) as amended by the First Amendment to Stock Pledge and Security Agreement dated as of December 31, 1997 as further amended by the Second Amendment to Stock Pledge and Security Agreement dated as November 13, 1998, each together with the required stock certificate(s) and duly executed stock power(s);

                  (viii) Security Agreement dated as of December 31, 1997 by Bud Meyer Truck Lines, Inc., a Minnesota corporation in favor of the Collateral Agent;

                  (ix) Security Agreement dated as of November 13, 1998 by Southern Refrigerated Transport, Inc., an Arkansas corporation and Tony Smith Trucking, Inc., an Arkansas corporation in favor of the collateral Agent.

                 "Extension of Credit" means any of the following:  (i) a Loan,
(ii) the conversion of a Loan of one Type into a Loan of another Type, (iii) a Letter of Credit and (iv) a participation interest in a Letter of Credit.

                 "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                 "Fixed   Charge   Coverage  Ratio"  means  the  ratio  of  (i)
Consolidated EBITDAR to (ii) the sum of (A) Consolidated  Interest Charges, plus
(B) Consolidated Lease Payments,  plus (C) Consolidated Debt Amortization,  plus
(D) prior to the Term Loan Conversion Date, 25% of then outstanding Revolving Loans and Letter of Credit Obligations, plus (E) the amount of then outstanding Guaranty obligations (to the extent not included in (C) or (D) above), in each case ((i) and (ii)) calculated for the four fiscal quarters ending on the last day of any fiscal quarter; provided, that, for purposes of calculating the Fixed Charge Coverage Ratio, there shall be included in Consolidated Interest Charges, Consolidated Lease Payments and Consolidated Debt Amortization for the applicable period the interest charges (as calculated on a pro forma basis using the effective rate of interest paid by the Borrowers on the Obligations), lease payments (other than Capital Leases) and debt amortization, respectively, of any entity the capital stock, assets, business or other ownership interests of which were acquired by the Parent or any Consolidated Subsidiary during such period (with pro forma adjustments from the date of such acquisition).

                 "Fuel Contracts" means any agreements or arrangements designed to protect against fluctuations in fuel prices.

                 "Generally Accepted Accounting Principles" means the generally accepted accounting principles as in effect in the United States of America from time to time.

                 "Governmental Approval" means an authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to, any governmental body, including, without limitation, any such approval required under ERISA or by the PBGC.

                 "Guarantor" means any Person who guarantees the payment, performance or collectability of any of the Obligations.

                 "Guarantor Pledge Agreement" means any pledge agreement executed by any Guarantor in favor of the Collateral Agent as security for the Obligations.
                 "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person, directly or indirectly, guaranteeing any Liability of any other Person, or in any manner providing for the payment of any Liability of any other Person or otherwise protecting the holder of such Liability against loss (whether by agreement to keep well, to purchase assets, goods, securities or services, to take or pay, to reimburse for payments made under performance letters of credit or otherwise). The term "Guarantee", used as a verb, has a correlative meaning.

                 "Guaranty Agreement" means the Existing Guaranty Agreements and any other guaranty agreement now existing or hereafter executed by a Subsidiary or any other Guarantor in favor of the Banks, the Letter of Credit Banks and the Agent, guaranteeing payment of the Obligations.

                 "Hazardous Material" means (a) any "hazardous substance" as defined by CERCLA; (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act; (c) any petroleum products; or (d) any pollutant, contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local Environmental Law.

                 "Information" means written data, services, reports, statements (including, but not limited to, financial statements delivered pursuant to or referred to in Sections 6.1 and 6.2), opinions of counsel, documents and other information, whether, in the case of any such in writing, the same was prepared by any Borrower or any other Person on behalf of any Borrower.

                 "Intercreditor Agreement" means the Master Collateral and Intercreditor Agreement among the Agent, the holders of the Senior Notes and the Collateral Agent, dated as of October 15, 1995, as amended by the First Amendment to Master Collateral and Intercreditor

Agreement dated as of March 31, 1997, and as further amended by the Second Amendment to Master Collateral and Intercreditor Agreement of even date herewith (and as the same may be further amended, supplemented, restated or replaced, from time to time).

                 "Interest Payment Date" means the first Business Day of each calendar quarter.

                 "Interest Period" means a period commencing on the date of the making of such Loan and ending, at the election of the Borrowers, on the same day in the first, second, or third calendar month thereafter, except that (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period ends) shall end on the last Business Day of a calendar month, and (iii) no Interest Period in respect of Eurodollar Revolving Loans shall extend past the Revolving Credit Commitment Termination Date.

                 "Interest Rate Contracts" means interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed to protect against fluctuations in interest rates.

                 "Lending Office" with respect to any Bank means such Bank's Base Rate Lending Office or the Eurodollar Lending Office, or both, as the context may require. For purposes of Section 8.1 and 8.2, references to any "Bank" shall be deemed to include reference to such Bank's applicable Lending Office.

                 "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

                 "Letter of Credit Bank" means ABN AMRO Bank, N.V., and any other Bank that may be designated by the Agent, in its sole discretion, to issue any Letter of Credit pursuant to Section 2.1.

                 "Letter of Credit Bank's Office" means the office of a Letter of Credit Bank specified pursuant to Section 11.1.

                 "Letter of Credit Obligation" means, in respect of each Letter of Credit, the undrawn face amount of such Letter of Credit, plus the aggregate amount of all Reimbursement Obligations in respect thereof.

                 "Letter of Credit Obligations" means the sum of all Letter of Credit Obligations.

                 "Letter of Credit Request" has the meaning ascribed to it in
Section 2.2.

                 "Liability" as applied to a Person, means and include all obligations of such Person that in accordance with Generally Accepted Accounting Principles, shall be classified upon the balance sheet of such Person as liabilities.

                 "Lien" as applied to the property or assets (or the income or profits therefrom) of any Person, means (in each case, whether the same is consensual or nonconsensual or arises by Contract, operation of law, legal process or otherwise): any mortgage, lien, pledge, attachment, financing statement, levy, charge, or other security interest or encumbrance of any kind in respect of any property or assets of such Person, or upon the income or profits therefrom. For this purpose, the Parent, any Borrower or any other Subsidiary shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement relating to such asset.

                 "Loan" means a Revolving Loan or a Term Loan.

                 "Loan Documents" means this Agreement, the Notes, the Security Documents, the Reimbursement Agreements, the Guaranty Agreements, each Schedule to this Agreement, the Intercreditor Agreement and each document, instrument, certificate, and opinion executed and delivered in connection with any of the foregoing.

                 "Management Fee" has the meaning ascribed to that term in
Section 1.5(a).

                 "Mandatorily Redeemable Stock" means, as applied to a Person, any share of such Person's capital stock to the extent that it is redeemable, payable or required to be purchased or otherwise retired or extinguished (i) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (ii) at the option of any Person other than such Person or (iii) upon the occurrence of a condition not solely within the control of such Person, such as a redemption required to be made out of future earnings.

                 "Materially Adverse Effect" means, (i) with respect to any Person, a materially adverse effect on such Person's business, assets, liabilities, financial condition, results of operations or business prospects,
(ii) with respect to a group of Persons "taken as a whole," a materially adverse effect on such Persons' business, assets, liabilities, financial conditions, results of operations or business prospects taken as a whole, if a consolidated entity, on a consolidated basis in accordance with Generally Accepted Accounting Principles, (iii) with respect to any Contract or any other obligation (other than the Loan Documents), a materially adverse effect, as to any Borrower, upon the binding nature, validity or enforceability thereof, (iv) with respect to this Agreement and the other Loan Documents, an adverse effect, WHETHER OR NOT MATERIAL, upon the binding nature, validity or enforceability of any material provision thereof or on the obligations of any Borrower for the payment of money thereunder and (v) with respect to the Security Interest, an adverse effect, WHETHER OR NOT MATERIAL, upon the priority, perfection, validity or enforceability thereof against any Borrower, or any other Person.

                 "Maximum Permissible Rate" means, with respect to interest payable on any amount, the rate of interest on such amount that, if exceeded, could, under Applicable Law, result in

(i) civil or criminal penalties being imposed on any Bank or (ii) any Bank being unable to enforce payment of (or if collected, to retain) all or part of such amount or the interest payable thereon.

                 "Monthly Borrowing Base Certificate" means a certificate of the Borrower in the form of Schedule 6.1(c)(v).

                 "Moody's" has the meaning ascribed to it in Section 5.17(c)(i).

                 "Note" means an Alternate Base Rate Revolving Note, Base Rate Revolving Note, Eurodollar Revolving Note, Alternate Base Rate Term Note, Base Rate Term Note or Eurodollar Term Note, as the context may require.

                 "Notice of Borrowing" has the meaning ascribed to it in Section 1.2.

                 "Obligations" mean all loans, fees, indebtedness, liabilities, obligations, Letter of Credit Obligations, covenants and duties of any Borrower to the Banks, the Letter of Credit Banks and the Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, in contract or tort, liquidated or unliquidated, arising under this Agreement, or under the other Loan Documents, by operation of law or otherwise in connection with the transactions contemplated hereby, now existing or hereafter arising, and whether or not for the payment of money or the performance or non-performance of any act, including, but not limited to, all damages that the Parent, any Borrower or any other Subsidiary may owe to the Agent, any Letter of Credit Bank and/or any Bank by reason of any breach by the Parent, any Borrower or any other Subsidiary of any representation, warranty, covenant, agreement or other provision of this Agreement or any of the other Loan Documents.

                 "Operating Lease" means any lease (other than a Capital Lease) of real or personal property having a lease term of more than one year or that is extendible or renewable, at the option of any the Borrower or the Lessor, and if so renewed or extended would have a total period of more than one year.

                 "Parent" means Covenant Transport, Inc., a Nevada corporation.

                 "Patents" means patents, patent rights or licenses, trademarks, trademark rights, trade names, trade name rights, copyrights, and any other rights with respect to the foregoing.

                 "PBGC" means the Pension Benefit Guaranty Corporation.

                 "Permitted Debt" means Debt permitted under Section 5.11.

                 "Permitted Guaranty" means a Guaranty that is (i) an endorsement of a negotiable instrument for collection in the ordinary course of business and (ii) a Guaranty by the Parent or any Subsidiary of any Borrower's obligations hereunder.

                 "Permitted Lien" means, when used with respect to the Parent, any Borrower or another Subsidiary, (i) a Lien securing a tax, assessment or other governmental charge or levy (excluding any Lien arising under any of the provisions of ERISA), the claim of a materialman, mechanic, carrier, warehouseman or landlord for labor, materials, supplies or rentals incurred in the ordinary course of business, or a money judgment rendered by a court or administrative tribunal, but in each case only if (A) such amount is not overdue and payable or, in the case of a tax assessment or other governmental charge or levy, if payment thereof shall not at the time be required to be made in accordance with Section 5.1(v), (B) foreclosure, distraint, sale or other similar proceedings shall not have been commenced or, if commenced, such proceeding is being contested in good faith by appropriate action and any execution in respect thereof has been bonded or stayed, and (C) such Lien, together with all other such Liens, secures obligations that do not exceed $500,000 in the aggregate; (ii) a Lien on the properties and assets of a Subsidiary (other than any Borrower) securing Debt owing to any Borrower or the Parent; (iii) a Lien consisting of a deposit or pledge made, in the ordinary course of business, in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance or similar legislation; (iv) a Lien constituting an encumbrance in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property that does not materially detract from the value of such property or impair the use thereof in the business of the Parent, any Borrower or any other Subsidiary; (v) a Lien existing on (A) property of any Person at the time such Person becomes a Subsidiary or (B) any asset prior to the acquisition thereof by the Parent, any Borrower or another Subsidiary, but only, in the case of either (A) or (B), if such Lien was not created in contemplation thereof and so long as the obligation secured by such Lien constitutes Permitted Debt and is not in default and such Lien is and will remain confined to the property subject to it at the time such Person becomes a Subsidiary or such property is acquired and to fixed improvements thereafter erected on such property; (vi) a Lien in existence on the Agreement Date to the extent set forth on Schedule 4.7 hereto, but only, in the case of each such Lien, to the extent it secures an obligation existing on the Agreement Date, which obligation has not been amended or modified; (vii) a Lien securing Purchase Money Debt but only if, in the case of each such Lien:
(A) such Lien shall at all times be confined solely to the asset the purchase price of which was financed through the incurrence of the Purchase Money Debt secured by such Lien and to fixed improvements then or thereafter erected on such asset; (B) such Lien attached to such asset within 30 days of the acquisition of such property; and (C) the aggregate principal amount of Purchase Money Debt secured by such Lien at no time exceeds an amount equal to 90% of the lesser of (1) the cost (including the principal amount of such Debt, whether or not assumed) to the Parent, any Borrower or another Subsidiary of the asset subject to such Lien and (2) the fair value of such asset at the time of such acquisition; (viii) a Lien on the headquarters building and the real estate upon which such building is situated which Lien is confined solely to such assets and secures Debt permitted pursuant to Section 5.11(e); (ix) a Lien constituting a renewal, extension or replacement of a Lien constituting a Permitted Lien by virtue of clause (vi), (vii), (viii) or (ix) of this definition, but only, in the case of each such renewal, extension or replacement Lien, to the extent that the principal amount of indebtedness secured by such Lien does not exceed the principal amount of such indebtedness so secured at the time of the extension, renewal or replacement, and that such renewal, extension or replacement Lien is limited to all or a part of the property that secured the Lien extended, renewed or replaced and to fixed improvements then or thereafter erected on such property; (x) a Lien arising pursuant to an order of attachment, distraint or similar legal process arising in the execution or other enforcement thereof is not unstayed for more than 20 days; (xi) a Lien securing obligations to the Agent or any Bank arising under any Interest Rate Contract; and (xii) a Lien created, granted or imposed pursuant to the Security Documents.

                 "Permitted Restrictive Covenants" means (i) any covenant or restriction contained in this Agreement or any other Loan Document, (ii) any covenant or restriction binding upon any Person at the time such Person becomes a Subsidiary if the same is not created in contemplation thereof, (iii) any covenant or restriction of the type contained in Section 5.6 that is contained in any Contract evidencing or providing for the creation of or concerning Purchase Money Debt, and only to the extent that such covenant extends only to the asset subject to the Permitted Lien securing such Debt, (iv) any covenant or restriction contained in any Contract listed on Schedule 5.9, but only to the extent such covenant or restriction is there identified by specific reference to the relevant section or paragraph of such Contract and/or (v) any covenant or restriction that (A) is not more burdensome than an existing Permitted Restrictive Covenant that is such by virtue of clause (ii), (iii) or (iv), (B) is contained in a Contract constituting a renewal, extension or replacement of the Contract in which such existing Permitted Restrictive Covenant is contained and (C) is binding only on the Person or Persons bound by such existing Permitted Restrictive Covenant.

                 "Person" means an individual, corporation, partnership, trust, limited liability company, or unincorporated organization, a government or any agency or political subdivision thereof.

                 "Plan"   means,  at  any  time,  any  employee   benefit  plan
(including  a  multiemployer  plan),  the funding  requirements  of which (under
Section 302 of ERISA or Section 412 of the Code) are, or at any time within six years immediately preceding the time in question were, in whole or in part, the responsibility of any Borrower, any Guarantor or an ERISA Affiliate.

                 "Post-Maturity Rate" means a rate per annum equal to the Base Rate in effect from time to time, plus 2%; provided that, if the amount in default is a Eurodollar Loan and the due date is a day prior to the last day of an Interest Period therefor, the "Post-Maturity Rate" for such Loan shall be (x) from such day through the last day of such Interest Period, the rate applicable to such Loan for such Interest Period as provided in Section 1.4(a), plus 2%, and (y) thereafter the Base Rate as in effect from time to time, plus 2%.

                 "Prohibited Transaction" means a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

                 "Proportionate Share" of a Bank in respect of any amount, means the product obtained by multiplying such amount by such Bank's Commitment Percentage set forth by its name on the signature pages hereof.

                 "Purchase Money Debt" means (i) Debt of the Parent, any Borrower or any other Subsidiary that, within 30 days of such purchase, is incurred to finance at least 90% of (but not more than) the purchase price of new tangible assets in which neither the Parent, any Borrower nor any other Subsidiary had at any time prior to such purchase any interest other than a security interest and/or (ii) Debt that (A) constitutes a renewal, extension or refunding of, but not an increase in the principal amount of, Purchase Money Debt that is such by virtue of clause (i), (B) is binding only on the obligor or obligors under the Purchase Money Debt being renewed, extended or refunded and (C) bears interest at a rate per annum that is commercially reasonable at the time.

                 "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, and any regulation successor thereto.

                 "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, and any regulation successor thereto.

                 "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, and any regulation successor thereto.

                 "Regulatory Change" means (i) any new, or any change in any existing, Applicable Law, interpretation, directive or request (whether or not having the force of law) or (ii) any change in the administration or enforcement of any such Applicable Law, interpretation, directive or request, in each case, that becomes effective after the Agreement Date, whether as a result of an enactment by a government or any agency or political subdivision thereof, a determination of a court or a regulatory authority, or otherwise.

                 "Reimbursement Agreement" has the meaning ascribed to it in
Section 2.2.

                 "Reimbursement Obligation" means, with respect to any Letter of Credit, the Borrowers' obligation to reimburse the Banks and the Letter of Credit Bank for drawings thereunder as provided herein and in the Reimbursement Agreements.

                 "Reportable Event" means, to the extent the same relates to or affects a Plan, (i) any of the events set forth in ERISA Sections 4043(b) (other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations), 4068(f) or 4063(a) or the regulations thereunder, (ii) any event requiring the Parent, any Borrower, any Guarantor or any ERISA Affiliate to provide security to a Plan under Code Section 401(a)(29) and (iii) any failure to make a payment required by Code Section 412(m).

                 "Representation and Warranty" means each representation and warranty made pursuant to or under (i) Section 3.3, Article IV, Section 6.2 or any other provision of this Agreement or any other Loan Document, (ii) any amendment of or waiver or consent under this Agreement or any other Loan Document, (iii) any Schedule to this Agreement, any other Loan Document or any such amendment, waiver or consent, or (iv) any statement contained in any certificate, financial statement, legal opinion or other instrument or document delivered by or on behalf of any Borrower or any Subsidiary pursuant to any Loan Document, WHETHER OR NOT (except as expressly provided to the contrary herein), IN THE CASE OF ANY REPRESENTATION OR WARRANTY REFERRED TO IN CLAUSE (i), (ii),
(iii) OR (iv) OF

THIS DEFINITION, THE INFORMATION THAT IS THE SUBJECT MATTER THEREOF IS WITHIN THE KNOWLEDGE OF SUCH BORROWER OR SUCH SUBSIDIARY.

                 "Required Banks" means, at any time, the Banks holding at least 51% of the then aggregate unpaid principal amount of the Loans and the participations in Letter of Credit Obligations, or if no such obligations are outstanding, the Banks having at least 51% of the Commitments to make Loans or to purchase participations in Letters of Credit.

                 "Reserve Requirement" means at any time the then current maximum rate for which reserves (including any marginal, supplemental or emergency reserve) are required to be maintained under Regulation D by member banks of the Federal Reserve System in New York City with deposits comparable in amount to those of the Agent against "Eurocurrency liabilities", as that term is used in Regulation D. The Adjusted Eurodollar Rates shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

                 "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended and in effect from time to time.


                 "Restricted Payment" means as to any Person (i) any dividend or other distribution on any shares of such Person's capital stock (other than dividends payable solely in shares of its capital stock), (ii) any payment (other than regularly scheduled payments of principal and interest) on account of the principal of or premium, if any, on any Debt convertible into shares of such Person's capital stock, (iii) any acquisition of any of such Person's Capital Securities (except an acquisition of shares of such Person's capital stock upon the conversion thereof into or the exchange thereof for other shares of its capital stock), or (iv) any advance, loan, financial accommodation or extension of credit (other than accounts arising in arms-length transactions in the ordinary course of business on customary trade terms) by such Person to any of its Affiliates.

                 "Revenue Equipment" means all tractors, trailers and other similar equipment used in the operation of the trucking business of any Borrower or any of their Subsidiaries.

                 "Revolving Credit Commitment" means the commitment of each Bank to make Revolving Loans pursuant to Section 1.1(a)(i) in the amount set forth opposite such Bank's name on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 1.7 or 7.2. Revolving Credit Commitments means the sum of the Revolving Credit Commitments of all the Banks.

                 "Revolving Credit Commitment Termination Date" means the earlier of (i) the date upon which the Revolving Credit Commitments reduce to zero pursuant to Section 1.7 or Section 7.2 and (ii) December 31, 2000, or such later date as shall be designated by the Banks pursuant to Section 1.1(d).

                 "Revolving Loan" means an amount advanced pursuant to Section 1.1(a)(i).

                 "Rollover Borrowing" has the meaning ascribed to such term in
Section 1.2(d).

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                 "S&P's" has the meaning ascribed to it in Section 5.17(c)(i).

                 "Security Agreement" means the Security Agreement between the Borrowers and the Collateral Agent, dated as of October 15, 1995, and any other security agreement executed by a Subsidiary in favor of the Collateral Agent as security for the Obligations.

                 "Security Date" means the date upon which the Agent shall be required to be granted a first perfected security interest in the Collateral pursuant to Section 5.21.

                 "Security   Documents"  means,   collectively,   the  Existing
Security Documents, all Guarantor Pledge Agreements, all Security Agreements, and each other mortgage, deed of trust, security agreement, pledge agreement, or other security or collateral document securing the Obligations.

                 "Senior Notes" means the 7.39% Guaranteed Senior Notes in the aggregate principal amount of $25,000,000, due October 1, 2005, issued by the Borrower to Connecticut General Life Insurance Company, on behalf of one or more separate accounts, Connecticut General Life Insurance Company and Life Insurance Company of North America.

                 "Subsidiary," when used to determine the relationship of a Person to another Person, means any Person of which (a) securities having ordinary voting power to elect a majority of the board of directors (or other persons having similar functions), or (b) other ownership interests ordinarily constituting a majority voting interest, in each case, are at the time, directly or indirectly, owned or controlled by such other Person, or by one or more other Subsidiaries of such other Person, or by such other Person and one or more of its Subsidiaries. Unless otherwise specified "Subsidiary" means a Subsidiary of the Parent.
                 "Synthetic Lease" means the Participation Agreement, dated March 29, 1996, among CTI, the Parent, Lease Plan North America, Inc. and ABN AMRO Bank N.V., Atlanta Agency, as Participant and Agent.

                 "Tax" means any Federal, State or foreign tax, assessment or other governmental charge or levy (including any withholding tax) upon a Person or upon its assets, revenues, income or profits other than income and franchise taxes imposed upon a Bank by the jurisdictions (or any political subdivision thereof) in which such Bank or its Lending Office is located.

                 "Termination Date" means (i) with respect to the Revolving Credit Commitments, the Revolving Credit Commitment Termination Date and (ii) with respect to the Term Loan Commitments, the Term Loan Commitment Termination Date.

                 "Term Loan" means an amount advanced pursuant to Section 1.1(a)
(ii).

                 "Term Loan Commitment" means, for any Bank, its Proportionate Share of the lesser of $130,000,000 and the aggregate amount of Revolving Loans outstanding on the Term

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
Loan Conversion Date, as such amount may be reduced from time to time pursuant to Section 1.7 or Section 7.2.

                "Term  Loan Commitment  Termination Date" means the earlier of
(i) the date upon which the Term Loan  Commitment is reduced to zero pursuant to
Section 1.7 or Section 7.2, and (ii) the third anniversary of the date upon which Term Loans shall be made pursuant to Section 1.1(a)(ii), provided, however, if such third anniversary is not the last day of a calendar quarter, then the Term Loan Commitment Termination Date shall be the last day of the calendar quarter immediately preceding such third anniversary.

                 "Term Loan Conversion Date" means the Revolving Credit Commitment Termination Date, unless the Revolving Credit Commitments are terminated pursuant to Section 7.2.

                 "Termination Event" means (i) a Reportable Event, (ii) the termination of a Plan, or the filing of a notice of intent to terminate a Plan, or the treatment of a Plan amendment as a termination under Section 4041(c) of ERISA, (iii) the institution of proceedings to terminate a Plan under Section
4042(a) of ERISA, or (iv) the appointment of a trustee to administer any Plan under Section 4042(b) of ERISA.

                 "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction.

                 "Unfunded Benefit Liabilities" means with respect to any Plan at any time, the amount of unfunded benefit liabilities of such Plan at such time as determined under Section 4001(18) of ERISA.

                 "Wholly-Owned Subsidiary" means a Consolidated Subsidiary of a Person, all of the Capital Securities and all other ownership interests and rights to acquire ownership interests of which are, directly or indirectly, owned or controlled by such Person or one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more of such Subsidiaries.

         (b)     Other Definitional Provisions.

                  (i) Except as otherwise specified herein, all references herein (A) to any Person, other than any Borrower, shall be deemed to include such Person's successors, transferees and assignees, but only, in the case of transferees and assignees of the Banks, to the extent the applicable transfer or assignment complies with the provisions of this Agreement, (B) to any Borrower shall be deemed to include such Person's successors, (C) to any Applicable Law specifically defined or referred to herein shall be deemed references to such Applicable Law as the same may be amended or supplemented from time to time, (D) to any Contract defined or referred to herein shall be deemed references to such Contract (and, in the case of any instrument, any other instrument issued in substitution therefor) as the terms thereof may have been amended, supplemented, waived or otherwise modified from time to time and (E) to any Loan Document, as the terms thereof may have been amended,

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

         supplemented, waived or otherwise modified from time to time in accordance with Section 11.5 or any corresponding provision of such Loan Document.

                  (ii) When used in this Agreement, the words "herein", "hereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and "Section," "Subsection," "Schedule" and "Exhibit" shall refer to Sections and Subsections of, and Schedules and Exhibits to, this Agreement unless otherwise specified.

                  (iii) Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

                  (iv) All terms defined in this Agreement shall have the same defined meanings when used in any Note or, except as otherwise expressly stated therein, any certificate, opinion or other Loan Document or other document delivered pursuant hereto.

         Section 10.2 Accounting Matters. Unless otherwise specified herein, all accounting determinations hereunder and all computations utilized by the Parent and its Consolidated Subsidiaries in complying with the covenants contained herein shall be made, all accounting terms used herein shall be interpreted, and all financial statements requested to be delivered hereunder shall be prepared, in accordance with Generally Accepted Accounting Principles, except, in the case of such financial statements, for departures from Generally Accepted Accounting Principles that may from time to time be approved in writing by the Required Banks and the independent certified public accountants who are at the time, in accordance with Section 6.1(b), reporting on the financial statements of the Parent and its Consolidated Subsidiaries.

         Section 10.3 Classes of Extensions of Credit and Types of Loans. Extensions of Credit hereunder are distinguished by "Class" and by "Type". The "Class" of an Extension of Credit (or of a Commitment to make such Extension of Credit) refers to the determination of whether such Extension of Credit arises under the Revolving Loan Commitment or the Term Loan Commitment or the Letter of Credit Commitment, each group of which constitutes a Class. The "Type" of a Loan refers to the determination of whether such Loan is a Eurodollar Loan, an Alternate Base Rate Loan, or a Base Rate Loan. A Loan may be identified by both Class and Type (e.g., a "Eurodollar Revolving Loan" indicates that such Loan is both a Revolving Loan and a Eurodollar Loan).

         Section 10.4 Captions. Article and Section captions in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                                   ARTICLE XI

                                  MISCELLANEOUS

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
         Section 11.1      Notices.

         (a) Manner of Delivery. All notices and other communications under this Agreement, including but not limited to materials delivered pursuant to
Article VI, shall, except in those cases where a telephonic notice is expressly permitted, be in writing (which shall include communications by telex and telecopy). All written notices and communications shall be sent by registered or certified mail, postage prepaid, return receipt requested, by prepaid telex or telecopier, reputable overnight courier, freight prepaid, or delivered by hand.

         (b) Addresses. All notices and other communications under this Agreement shall be given at the following respective addresses and telex, telecopier and telephone numbers and to the attention of the following Persons:

                  (i)      If to the Borrowers:

                          Covenant Transport, Inc.
                          Covenant Leasing, Inc.
                          400 Birmingham Highway
                          Chattanooga, Tennessee  37419
                          Attention:        Joey Hogan
                                   Chief Financial Officer

                          Telecopier No.:  (423) 821-5442
                          Telephone No.:  (423) 821-1212

                   With a copy to:

                          Scudder Law Firm, P.C.
                          411 South 13th Street, Suite 200
                          Lincoln, Nebraska  68508
                          Attention:  Mark A. Scudder, Esq.

                          Telecopier No.:  (402) 435-4239
                          Telephone No.:  (402) 435-3223


                  (ii) notice to the Agent shall be addressed as follows:

                           ABN AMRO Bank N.V.
                           135 South LaSalle Street
                           Chicago, Illinois  60603
                           Attention:  David J. Thomas, Group Vice President

                           Telecopier No.: (312) 904-2849

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
                           Telephone No.: (312) 904-2506

                    with a copy to:

                           ABN AMRO Bank N.V.
                           Syndications Department
                           1325 Avenue of the Americas
                           9th Floor
                           New York, New York  10019
                           Attention:  Linda Boardman

                          Telecopier No.:  (212) 314-1709 or 1710
                          Telephone No.:  (212) 314-1724

                  (iii) If to a Letter of Credit Bank at its respective address and telex, telecopier and telephone numbers set forth in the Reimbursement Agreement to which such Letter of Credit Bank is a party;

                  (iv) If to the Banks, at their respective address and telex, telecopier and telephone numbers set forth on the signature pages hereto (as the same may be amended from time to time);

or at such other address or telex, telecopier or telephone number or to the attention of such other person as the party to whom such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address". The failure to copy the Borrowers' counsel on any notice shall not affect the validity of such notice.

         (c) Effectiveness. Each notice and other communication under this Agreement shall be effective or deemed delivered or furnished (i) if given by mail, on the fifth Business Day after such communication is deposited in the mail, addressed as above provided, (ii) if given by telex or telecopier, when such communication is transmitted to the appropriate number determined as above provided in this Section 11.1 and the appropriate answer-back is received or receipt is otherwise acknowledged, (iii) if given by hand delivery or overnight courier, when left at the address of the addressee addressed as above provided, and (iv) if given by telephone, when communicated to the Person or to the holder of the office specified as the Person or officeholder to whose attention communications are to be given, or, in the case of notice by the Agent to the Borrowers under Section 7.2, given by telephone as provided below, if such Person or officeholder is unavailable at the time, to any other responsible officer of any Borrower, except that notices of a change of address, telex, telecopier or telephone number, and notices to the Agent shall not be effective, and materials furnished to the Banks pursuant to Article VI shall not be deemed furnished until received, and in the case of the Agent, such notices and materials shall not be deemed received until physically received by a responsible officer at the office of the Agent at its Chicago, Illinois address set forth in Section 11.1(b)(ii) above, not later than noon (Chicago time) on any day if such day is to count as a Business Day for the purpose of determining the adequacy of any notice to the Agent hereunder. Notices under Sections 1.2, 2.2, 2.3, and 7.2 may be by telephone, promptly confirmed

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
in writing (which shall include communications by telex and telecopy). The failure by the Agent to give written confirmation of any such notice shall not effect the validity thereof. In the event of a discrepancy between telephonic notice and the written confirmation thereof, or in the event written confirmation of such notice is not furnished, the telephonic notice as understood by the Agent will be deemed the effective notice. Delivery of notice to any Borrower shall be deemed notice to all Borrowers.

         Section 11.2 Expenses; Indemnification. Whether or not any Extension of Credit is made hereunder, the Borrowers shall, on demand, pay or reimburse the Banks, the Letter of Credit Banks and the Agent for (a) all transfer, documentary, stamp and similar taxes, and all search, recording and filing fees, if any, payable in connection with, arising out of or in any way related to the execution, delivery and performance of this Agreement, the other Loan Documents or the Extensions of Credit, and (b) all costs and expenses (including fees and disbursements of legal counsel and other experts) reasonably incurred, and all payments reasonably made, and indemnify and hold the Banks, the Letter of Credit Banks and the Agent harmless from and against all losses suffered, in connection with, arising out of, or in any way related to (i) the negotiation, preparation, execution and delivery of (A) this Agreement and the other Loan Documents (provided, that, with respect to legal counsel fees, the Borrower shall only be responsible for the fees of the Agent's legal counsel), (B) any Extension of Credit and (C) (whether or not executed) any waiver, amendment or consent hereunder or thereunder, or hereto or thereto, (ii) the administration of this Agreement and the other Loan Documents, including without limitation the matters set forth in Section 6.3(b)(iv), (iii) consulting with respect to any matter in any way arising out of, relating to, or connected with, this Agreement or any of the other Loan Documents, including, but not limited to, the enforcement by the Banks, the Letter of Credit Banks or the Agent of any of their rights hereunder or under any of the other Loan Documents, or the performance by the Banks, the Letter of Credit Banks or the Agent of any of their obligations hereunder or under any other Loan Document, if any, (iv) protecting, preserving, exercising or enforcing any of the rights of the Banks, the Letter of Credit Banks or the Agent hereunder or under any of the other Loan Documents, (v) any claim (whether asserted by the Banks, the Letter of Credit Banks, the Agent, any Borrower, or any other Person and whether asserted before or after the payment, performance and observance in full of the Borrowers' obligations hereunder and under the other Loan Documents) and the prosecution or defense thereof, in any way arising under, related to, or connected with, this Agreement, or any of the other Loan Documents or the relationship established hereunder or under the other Loan Documents, and (vi) any governmental investigation arising out of, relating to, or in any way connected with this Agreement or any of the other Loan Documents, provided that the foregoing indemnity shall not be applicable to any loss suffered by any Bank, any Letter of Credit Bank or the Agent to the extent such loss is the result of acts or omissions of such Bank, such Letter of Credit Bank or the Agent, constituting (x) gross negligence or willful misconduct, (y) violations of law, or (z) its failure to observe any other standard expressly applicable to it under any of the other provisions of this Agreement or any of the other Loan Documents. If the Borrowers fail to pay any amount owed under this Section within 15 days after written demand specifying in reasonable detail the basis for the amounts claimed, the Agent shall have the right to charge any account of any Borrower for amounts due under this Section, and may cause the Borrowers to incur a Borrowing in such amounts as may be necessary to repay such Obligations.

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
         Section 11.3 Rights Cumulative. The rights and remedies of the Banks, the Letter of Credit Banks and the Agent under this Agreement and the other Loan Documents shall be cumulative and not exclusive of, nor limiting upon, any rights or remedies that they would otherwise have, and no failure or delay by any Bank, any Letter of Credit Bank or the Agent in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or any other power or right.

         Section 11.4 Disclosure. The Agent, the Banks and the Letter of Credit Banks may disclose to, and exchange and discuss with, any other Person any information concerning the Parent, any Borrower and any other Subsidiary (whether received by the Agent, the Letter of Credit Banks, the Banks or such person in connection with or pursuant to this Agreement or otherwise) only (i) as may be required by Applicable Law, (ii) for the purpose of protecting, preserving, exercising or enforcing any rights hereunder or under any of the other Loan Documents, or consulting with respect to any such rights or any rights of any Borrower, or (iii) as reasonably required in connection with the making of assignments and the sale of participations by the Banks as provided in
Section 11.7.

         Section 11.5 Waivers; Amendments. (a) Any term, covenant, agreement or condition of this Agreement or any Loan Document may be amended with the consent of the Borrowers, the Agent and the Required Banks, or compliance therewith may be waived in writing by the Agent and, in the case of a term, covenant, agreement or condition contained in any Reimbursement Agreement, the Letter of Credit Bank party thereto, when authorized by the Required Banks, and in any such event, the failure to observe, perform or discharge any such covenant, condition or obligation (whether such amendment is executed or such consent or waiver is given before or after such failure) shall not be construed as a breach of such covenant, condition or obligation or a Default hereunder, provided that no such amendment, consent or waiver shall:

                  (i) affect the amount or extend the time (pursuant to Section 1.1(d) or otherwise) of the Commitment of any Bank, of the obligation of any Letter of Credit Bank to issue Letters of Credit or extend the expiration date of any Letter of Credit, or of the obligation of the Agent, any Letter of Credit Bank or any Bank to pay amounts on account of Loans or Letters of Credit, and thereby extend credit to the Borrowers, without the prior written consent of such Bank, such Letter of Credit Bank or the Agent, as the case may be;

                  (ii) alter the time or times of payment of the principal of or interest on any Obligation or with respect to any participation in a Letter of Credit or any fees payable hereunder or any Loan Document, or the amount of the principal of any Note, Reimbursement Obligation or Letter of Credit, or the rates of interest, commission or fees, or permit any subordination of principal, interest, or fees hereunder or any Loan Document, without the prior written consent of the Bank, Letter of Credit Bank or Agent as to its interest in the corresponding Obligation, participation interest, commission or fees;

                  (iii) alter any provision of Article VIII or any provision requiring the ratable application of amounts received by the Agent in payment of, or for application on, indebtedness under this Agreement or under any of the Notes or any other Loan Document or any Obligation or Letter of Credit Obligation, amend this Section 11.5, amend the definition of Required Banks, or otherwise change the parties or percentages required to authorize or direct the taking of any action under this Agreement or any Loan Document, without the prior written consent of the Agent and all the Banks and, to the extent such change adversely affects a Letter of Credit Bank, the prior written consent of such Letter of Credit Bank;

                  (iv) release Collateral or any guaranty of the Obligations or change the definition of "Borrowing Base" or any component thereof, without the prior written consent of the Agent and all the Banks; or

                  (v) amend any term or provision of Article IX or Section 11.2 or any waiver, release or limitation of liability in favor of the Agent or a Letter of Credit Bank contained herein or in any other Loan Document without the prior written consent of the Agent and, to the extent the rights or obligations of any Letter of Credit Bank are adversely affected thereby, the prior written consent of such Letter of Credit Bank.

Except as set forth in this Section, each Letter of Credit Bank agrees to act upon the direction of the Required Banks in all respects under its respective Reimbursement Agreement. In addition to the foregoing rights, for the purpose of this Section, the Letter of Credit Bank shall be deemed to own and be entitled to vote in an amount equal to the participation interest of any Bank that has failed to pay any amount owing to the Letter of Credit Bank hereunder.

         (d) Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

         Section 11.6 Set-Off.

         (a) Exercise of Set-Off Rights. Upon the occurrence and during the continuance of any Event of Default, each of the Agent, the Letter of Credit Banks and the Banks, and each of its branches and offices, is hereby authorized by the Borrowers, at any time and from time to time, without notice to the Borrowers, (i) to set-off against, and to appropriate and apply to the payment of the Obligations (whether matured or unmatured, fixed or contingent or liquidated or unliquidated), any and all amounts owing by the Agent, such Letter of Credit Bank or such Bank, or any such office or branch, to any Borrower (whether payable in Dollars or any other currency, whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand, and however evidenced) and (ii) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such Obligations and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as such Person in its sole discretion may elect. Each Borrower agrees, to the fullest extent it may effectively do so

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
under Applicable Law, that any holder of a participation in any Extension of Credit may exercise rights of set-off and counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation. The Agent, each Bank and each Letter of Credit Bank agrees to give the Borrowers prompt notice following its exercise of any set-off pursuant to this Section, but the failure to give such notice shall not affect the effectiveness of such exercise.

         (b) Sharing of Set-Offs. Each of the Agent, the Banks and the Letter of Credit Banks agree that if it shall, by exercising any right of set-off or counterclaim or otherwise, obtain any payment (whether voluntary or involuntary), of a proportion of the Obligations held by it that is greater than the proportion received by any other of them in respect of the Obligations held by such other of them, the Agent, the Bank and/or the Letter of Credit Bank, as the case may be, receiving such proportionately greater payment shall purchase such participations in the Obligations held by the other of them, and such other adjustments shall be made, as may be required so that all such payments in respect of the Obligations shall be shared by all of them pro rata. Any party receiving such proportionately greater payment shall immediately notify the Agent thereof. Promptly upon its receipt of such notice, the Agent shall notify each of the Banks and the Letter of Credit Banks of the amount or amounts received by one or more of the Banks in excess of its Proportionate Share thereof. On the immediately succeeding Business Day after the giving of such notice by the Agent, the appropriate adjustments in the Obligations shall be made as provided in this Section 11.6(b).

         (c) No Impairment of Set-Off Rights. Nothing in subsection (b) of this Section 11.6 shall impair the right of the Agent, any Bank or any Letter of Credit Bank to exercise any right of set-off or counterclaim it may have, or to otherwise obtain payment, and to apply such amount to the payment of indebtedness other than the Obligations.

         Section 11.7 Assignment and Participations.

         (a) Assignments. No Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and all the Banks, and no such assignment or transfer of any such obligations shall relieve any Borrower thereof unless the Banks shall have consented to such release in a writing specifically referring to the obligation from which such Borrower is to be released. Any Bank may assign its rights and delegate its obligations under this Agreement and the other Loan Documents and further may assign, all or any part of any Extensions of Credit made by it, or its Commitment or any other interest herein or in any other Loan Documents to another bank or entity, provided, that, any such assignment shall be in a minimum amount of $5,000,000, and provided, further, that except in the case of an assignment by a Bank to one of its branches or its affiliates, (i) the Agent and the Borrowers (unless an Event of Default Exists) shall have consented in writing to such assignment and the terms thereof, including the amount of such assignment and the assignee thereof, but which consent shall not be unreasonably withheld, (ii) the Agent shall have received a $2500 assignment fee from the assignor Bank, and (iii) the Agent shall have received an Assignment and Assumption Agreement in the form of Schedule 11.7 duly executed by the assignee, the assignor Bank and the Agent. Upon any such assignment by a Bank pursuant to the terms hereof, the assignee thereof shall have, to the extent of such assignment (unless otherwise provided therein) the same rights and benefits as it would have if it were an original Bank hereunder and under the Loan Documents, and such assignee shall assume all of the obligations of a Bank hereunder and such assignor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required to effect such assignments, assumptions and corresponding releases.

         (b) Participations. Any Bank may from time to time sell or otherwise grant participations in the Extensions of Credit, and the holder of any such participation, if the participation agreement so specifically provides, shall be entitled to all of the rights of a Bank hereunder respecting the taking of any action directly affecting the extension of the final maturity of the principal amount of, or any payment date for any interest on, a Loan allocated to such participation, the reduction in the principal amount of, or the rate of interest payable on, the Loans, the release of Collateral, or the enforcement of the Obligations. Except as provided in the preceding sentence and as provided in
Article VIII or Section 11.6, a holder of a participation shall not be deemed a Bank.

         (c) Requirements Upon Transfer. If, pursuant to this subsection, any interest in this Agreement or any Loan Document is transferred to any assignee that is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Bank shall cause such assignee concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Agent, the Letter of Credit Banks and the Borrowers) that it is either (x) entitled to the benefits of an income tax treaty with the United States that provides for an exemption from United States withholding tax on interest and other payments which may be made by the Borrower to other Loan Document; or (y) is engaged in the trade or business within the United States, (ii) to furnish to the transferor Bank, the Agent, the Letter of Credit Banks and the Borrower either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such assignee claims entitlement to complete exemption from U.S. federal withholding tax on all payments hereunder) and (iii) to agree (for the benefit of the transferor Bank, the Agent, the Letter of Credit Banks and the Borrowers) to provide to the transferor Bank, the Agent, the Letter of Credit Banks and the Borrowers a new Form 4224 or Form 1001 (or appropriate successor forms, which may include Forms W8-BEN or W8-ECI) upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations with regard to such withholding tax exemption.

         (d)     Bank  Covenants.  Each Bank  represents  and  warrants  to the
Borrowers, the Letter of Credit Banks and the Agent that it is either (x) a United States person (as defined in Section 7701(a)(30) of the Code); (y) entitled to the benefits of an income tax treaty with the United States that provides for an exemption from United States withholding tax on interest and other payments which may be made by the Borrowers to such Bank pursuant to the terms of this Agreement or any other Loan Document; or (z) engaged in trade or business within the United States. Each Bank that is organized under the laws of any jurisdiction other than the United States or any State thereof (including the District of Columbia) agrees to furnish to the Agent, the Letter of Credit Banks and the Borrowers, prior to the date of the first interest payment hereunder, two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001, or appropriate successor forms (wherein such Bank claims entitlement to complete exemption from U.S. federal withholding tax on all payments hereunder), and to provide to the Agent, the Letter of Credit Banks and the Borrower a new Form 4224 or Form 1001 (or appropriate successor forms, which may include Forms W8-BEN or W8-ECI) upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Bank, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemptions.

         Section 11.8 Governing Law. THIS AGREEMENT SHALL BE EFFECTIVE UPON ACCEPTANCE BY THE AGENT IN ATLANTA, GEORGIA, AND THE AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF GEORGIA WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

         Section 11.9 Judicial Proceedings; Waiver of Jury Trial. ANY JUDICIAL PROCEEDING BROUGHT AGAINST ANY BORROWER WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS, MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER (A) ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT, AND IRREVOCABLY AGREES (WITHOUT WAIVING ANY RIGHT TO APPEAL) TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND (B) IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, (WITH A COPY BY OVERNIGHT COURIER), AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 11.1, AND SERVICE SO MADE SHALL BE DEEMED COMPLETED ON THE FIFTH DAY AFTER SUCH SERVICE IS DEPOSITED IN THE MAIL. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT, ANY LETTER OF CREDIT BANK OR ANY BANK TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY BORROWER AGAINST THE BANKS, THE LETTER OF CREDIT BANKS OR THE AGENT, INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE BROUGHT ONLY IN A COURT LOCATED IN THE CITY OF ATLANTA, STATE OF GEORGIA. EACH BORROWER, THE AGENT, EACH BANK AND EACH LETTER OF CREDIT BANK HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH ANY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY

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
WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER AND WHETHER ARISING OR ASSERTED BEFORE OR AFTER THE EFFECTIVE DATE OR BEFORE OR AFTER PAYMENT, OBSERVANCE AND PERFORMANCE IN FULL OF THE BORROWERS' OBLIGATIONS HEREUNDER OR THEREUNDER.

         Section 11.10 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Law, each Borrower hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

         Section 11.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.

         Section 11.12 Entire Agreement. This Agreement and the other Loan Documents, and the Notes executed in connection herewith embody the entire agreement between the parties hereto relating to the subject matter hereof and, except to the extent expressly stated to the contrary herein, supersede all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

         Section 11.13 Survival of Obligations. Except as otherwise expressly provided herein, the representations, warranties, rights and obligations of the parties hereunder shall survive the execution of this Agreement, any investigation of any matters by the Agent, any Letter of Credit Bank or any Bank and the extension and repayment of the Loans and other Obligations. This Agreement, other than the indemnities set forth in Sections 9.6 and 11.2, which shall survive, shall terminate upon the termination, expiration or reduction to zero of the Banks' Commitments and the payment in full of all outstanding Loans, Letter of Credit Obligations and other Obligations.

         Section  11.14  Successors  and Assigns.  Subject to the  provisions of
Section 11.7, all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 11.15 Limitation of Liability. Neither the Banks, the Letter of Credit Banks, the Agent, or any Affiliate thereof shall have any liability with respect to, and, EACH BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON, ANY CLAIM FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES (AS OPPOSED TO DIRECT DAMAGES) SUFFERED BY ANY BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED AND THE

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
RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH.

         Section 11.16     Joint and Several Liability; Additional Waivers.

         (a) This Agreement and the other Loan Documents shall in all respects be the absolute, unconditional, joint, several and irrevocable agreement of each Borrower to pay and perform the Obligations and each Borrower jointly and severally agrees that the Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent, the Banks or the Letter of Credit Banks with respect thereto. The liability of each Borrower under this Agreement and the other Loan Documents shall remain in full force and effect without regard to, and shall not (except to the extent of any waivers or amendments to this Agreement or the other Loan Documents made in accordance with Section 11.5 hereof) be released, suspended, discharged, terminated, modified or otherwise affected by any circumstance or occurrence whatsoever, including without limitation any of the following (whether or not any Borrower consents thereto or has notice thereof): (i) any change in or waiver of the time, place or manner of payment, or any other term, of any of the Obligations or Loan Documents, any waiver of or any renewal, extension, increase, amendment or modification of or addition, consent or supplement to or deletion from, or any other action or inaction under or in respect of, any of the Obligations or Loan Documents or any other document, instrument or agreement referred to therein or any assignment or transfer of any of the Obligations or Loan Documents; (ii) any lack of validity, legality or enforceability of any of the Obligations or Loan Documents or any other document, instrument, or agreement referred to therein or of any assignment or transfer of any of the foregoing; (iii) any furnishing to the Agent, the Collateral Agent, the Banks or the Letter of Credit Banks of any collateral for any of the Obligations or any sale, exchange, release or surrender of, or realization on, any collateral for any of the Obligations; (iv) any settlement, release or compromise of any of the Obligations or Loan Documents, any collateral therefor, or any liability of any other party (including without limitation any other Borrower or any guarantor) with respect to any of the Obligations or Loan Documents, or any subordination of payment of any of the Obligations to the payment of any other indebtedness, liability or obligation of any Borrower; (v) any bankruptcy, insolvency, reorganization, composition, adjustment, merger, consolidation, dissolution, liquidation or other like proceeding or occurrence relating to any Borrower or any other change in the ownership, composition or nature of any Borrower; (vi) any non-perfection, subordination, release, avoidability or voidability of any security interest, security title, pledge, collateral assignment or other lien of the Agent, the Collateral Agent, any Bank or any Letter of Credit Bank on any collateral for any of the Obligations or this Agreement or any other Loan Document; (vii) any application of sums paid by any Borrower or any other person with respect to any of the Obligations, except to the extent actually applied against the Obligations, regardless of what other liabilities of such Borrower remain unpaid; (viii) the failure of the Agent, the Collateral Agent, any Bank or any Letter of Credit Bank to assert any claim or demand or to enforce any right or remedy against any Borrower or any other person (including any Borrower or any guarantor of any of the Obligations) under the provisions of any of the Loan Documents or otherwise, or any failure of the Agent, the Collateral Agent, any Bank or any Letter of Credit

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Bank to exercise any right or remedy against any Borrower or any guarantor of or any collateral for any of the Obligations; (ix) any other act or failure to act by the Agent, the Collateral Agent, any Bank or any Letter of Credit Bank which may adversely affect any Borrower; or (x) any other circumstance which might otherwise constitute a defense against, or a legal or equitable discharge of, any Borrower's liability under this Agreement or any other Loan Document.

         (b) Except for notices and demands expressly required to be given to the Borrower under this Agreement or the other Loan Documents, each Borrower hereby waives: (i) notice of acceptance of this Agreement and the other Loan Documents by the Agent, the Collateral Agent, the Banks and the Letter of Credit Banks; (ii) notice of the creation, existence, acquisition, extension, or renewal of any of the Obligations; (iii) notice of the amount of the Obligations outstanding from time to time, subject, however, to each Borrower's right to make inquiry of the Agent at reasonable intervals to ascertain the amount of Obligations then outstanding; (iv) notice of any default or event of default under any of the Loan Documents (other than any notice expressly required thereunder) or with respect to any of the Obligations or notice of any other adverse change in any Borrower's financial condition or means or ability to pay any of the Obligations or perform its obligations under any of the Loan
Documents or notice of any other fact which might increase any Borrower's risk hereunder; (v) notice of presentment, demand, protest, and notice of dishonor or nonpayment as to any instrument; (vi) notice of any acceleration or other demand for payment of any of the Obligations (except as otherwise expressly provided herein); and (vii) all other notices and demands to which the Borrowers might otherwise be entitled with respect to any of the Obligations or the Loan Documents or with respect to the Agent's, the Collateral Agent's, the Banks' and the Letter of Credit Banks' enforcement of their rights and remedies thereunder. Each Borrower further waives any right such Borrower may have, by statute or otherwise, to require the Agent, the Collateral Agent, the Banks or the Letter of Credit Banks to seek recourse first against any other Borrower or any other person, or to realize upon any collateral for any of the Obligations, as a condition precedent to enforcing such Borrower's joint and several liability and obligations under this Agreement and the other Loan Documents, and each Borrower further waives any defense arising by reason of any incapacity or other disability of any other Borrower or by reason of any other defense which any Borrower may have on any of the Obligations or under any of the Loan Documents. Each Borrower consents and agrees that, without notice to or consent by any Borrower and without affecting or impairing the liability of any Borrower under this Agreement and the other Loan Documents, the Agent, the Collateral Agent, the Banks and the Letter of Credit Banks may compromise or settle, extend the period of duration or the time for the payment, discharge or performance of any of the Obligations or Loan Documents, or may refuse to enforce or may release all or any parties to any or all of the Obligations (including without limitation any other Borrower or any guarantor thereof) or any collateral therefor, or may grant other indulgences to any other Borrower or such other parties in respect thereof, or may waive, amend or supplement in any manner the provisions of any of the Loan Documents or any other document, instrument or agreement relating to or securing any of the Obligations, or may release, surrender, exchange, modify, or compromise any and all collateral securing any of the Obligations or in which the Agent, the Collateral Agent, any Bank or any Letter of Credit Bank may at any time have a lien, or may refuse to enforce its rights or may make any compromise or settlement or agreement therefor, in respect of any and all of such collateral, or with any party to any of the Obligations or

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Loan Documents,  or with any other person,  or may release or substitute any one or more of the other endorsers or guarantors of the Obligations, or may exchange, enforce, waive or release any collateral for any guaranty of any of the Obligations. Each Borrower further consents and agrees that the Agent, the Collateral Agent, the Banks and the Letter of Credit Banks shall not be under any obligation to marshal any assets in favor of any Borrower or against or in payment of any of the Obligations.

         (c)     Each   Borrower   agrees  that  no  payment,   performance  or
enforcement of such Borrower's liabilities and obligations under this Agreement and the other Loan Documents shall cause such Borrower by subrogation or otherwise, to acquire any rights of the Agent, the Collateral Agent, any Bank or any Letter of Credit Bank against any Borrower or any property of any Borrower (or any interest in such rights) unless and until the Agent, the Collateral Agent, the Banks and the Letter of Credit Banks have received full and indefeasible payment of all of the Obligations.

         (d) Each reference to "the Borrower" in this Agreement shall be deemed to be a reference to either Borrower or, collectively, both Borrowers, as appropriate.

         Section 11.17 Maximum Liability; Contribution Rights.

         (a) It is the intention of the Borrowers and of the Banks, the Letter of Credit Banks and the Agent that each Borrower's obligations hereunder shall be in, but not in excess of, the maximum amount permitted by applicable federal bankruptcy, state insolvency, fraudulent conveyance or transfer or similar laws ("Applicable Bankruptcy Law"). To that end, but only to the extent such obligations would otherwise be subject to avoidance under Applicable Bankruptcy Law if any Borrower is not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, such Borrower's respective obligations hereunder shall be reduced to that amount which, after giving effect thereto, would not render such Borrower insolvent, or leave such Borrower with unreasonably small capital to conduct its business, or cause such Borrower to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, at the time such obligations are deemed to have been incurred under Applicable Bankruptcy Law. As used herein, the terms "insolvent" and "unreasonably small capital" shall likewise be determined in accordance with Applicable Bankruptcy Law. This
Section is intended solely to preserve the rights of the Banks, the Letter of Credit Banks and the Agent hereunder to the maximum extent permitted by Applicable Bankruptcy Law, and none of the Borrowers nor any other Persons shall have any right or claim under this Section that would not otherwise be available under Applicable Bankruptcy Law.

         (b) If and to the extent that any Borrower shall, under this Agreement or any other Loan Document make a payment (a "Borrower Payment") of all or any portion of the Obligations, then such Borrower shall be entitled to contribution and indemnification from each of the other Borrowers (collectively the "Contributing Borrowers") in an amount, for each such Contributing Borrower, equal to a fraction of such Borrower Payment, the numerator of which fraction is such Contributing Borrower's Allocable Amount of such Borrower Payment and the

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denominator of which is the sum of all of the Allocable Amounts of such Borrower
Payment of all of the Contributing Borrowers. As of any date of determination thereof and with respect to any Borrower Payment, the "Allocable Amount" of each Contributing Borrower shall be equal to the maximum amount of liability which could be asserted against such Contributing Borrower under this Agreement or any other Loan Document with respect to such Borrower Payment without (i) rendering such Contributing Borrower insolvent, (ii) leaving such Contributing Borrower with unreasonably small capital to conduct its business, or (iii) causing such Contributing Borrower to have incurred debts beyond its ability to pay such debts as they mature. As used in this Section 11.17, the terms "insolvent" and "unreasonably small capital" shall be determined in accordance with Applicable Bankruptcy Laws. This Section 11.17 is intended only to define the relative rights and obligations of the Borrowers with respect to any and all Borrower Payments, and nothing set forth in this Section 11.17 is intended to or shall otherwise modify, affect or impair the obligations of the Borrowers, jointly and severally, to pay any or all of the Obligations as and when the same shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents. Each of the Borrowers hereby acknowledges that the rights of contribution and indemnification hereunder shall constitute assets in favor of each Borrower to which such contribution and indemnification is owing hereunder. The agreements contained in this Section 11.17 shall continue in full force and effect and may not be terminated or otherwise revoked by any Borrower until all of the Obligations have been indefeasibly paid in full and this Agreement and the other Loan Documents shall been terminated in accordance with the terms thereof.

         Section 11.18 Subordination. Until all of the Commitments and Letters of Credit have been terminated and all Loans, Reimbursement Obligations and other Obligations have been paid in full, all present and future indebtedness and obligations of any Borrower to any other Borrower are hereby subordinated in right of payment to the Obligations, provided, however, that any such Borrower may receive payments of any such indebtedness so long as no Default shall have occurred and be continuing hereunder. All monies received from any Borrower or for its account by any other Borrower with respect to such indebtedness or obligations after the occurrence and during the continuance of a Default hereunder shall be received in trust for the Banks, the Letter of Credit Banks and the Agent, and promptly upon receipt be paid over to the Agent upon its request until the Obligations are fully paid, satisfied and performed, all without prejudice to and without in any way affecting the obligations of any Borrower hereunder.

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
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers all as of the day and year first written above.

                            COVENANT TRANSPORT, INC.,
                            a Tennessee corporation
                            as Borrower

                            By:    /s/ Joey B. Hogan
                            Name:  Joey B. Hogan
                            Title: Treasurer/CFO

                            COVENANT LEASING, INC.,
                            a Nevada corporation
                            as Borrower

                            By:    /s/ Joey B. Hogan
                            Name:  Joey B. Hogan
                            Title: Treasurer/CFO

                            ABN AMRO BANK N.V., as Agent

                            By:    /s/ Thomas J. O'Bryant
                            Name:  Thomas J. O'Bryant
                            Title: Senior Vice President

                            By:    /s/ David J. Thomas
                            Name:  David J. Thomas
                            Title: Group Vice President

                            "Banks"

                            ABN AMRO BANK N.V.

                            By:    /s/ Thomas J. O'Bryant
                            Name:  Thomas J. O'Bryant
                            Title: Senior Vice President

                            By:    /s/ David J. Thomas
                            Name:  David J. Thomas
                            Title: Group Vice President

Commitments:            Amount:                                Percentage:

Revolving               $30,000,000                            23.0769231%
Term                    $30,000,000                            23.0769231%

Base Rate Lending Office:

         ABN AMRO BANK N.V.
         335 Madison Avenue
         17th Floor, Syndication Department
         New York, New York  10017
         Attention:  Myra Hamilton

Eurodollar Lending Office:

         ABN AMRO BANK N.V.
         335 Madison Avenue
         17th Floor, Syndication Department
         New York, New York  10017
         Attention:  Myra Hamilton

Address for purposes of Section 11.1:

         ABN AMRO Bank N.V.
         135 South LaSalle Street
         Chicago, Illinois  60603
         Attention:  David J. Thomas, Group Vice President

         Telecopier No.: (312) 904-2849
         Telephone No.: (312) 904-2506

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
                       THE FIRST NATIONAL BANK OF CHICAGO

                       By:    /s/ Colleen M. Muft
                       Name:  Colleen M. Muft
                       Title: Customer Service Officer

Commitments:            Amount:                                Percentage:

Revolving               $26,000,000                            20.00000000%
Term                    $26,000,000                            20.00000000%


Base Rate Lending Office:

         The First National Bank of Chicago
         One First National Plaza
         Chicago, Illinois  60670-0634

Eurodollar Lending Office:

         The First National Bank of Chicago
         One First National Plaza
         Chicago, Illinois  60670-0634


Address for purposes of Section 11.1:

         The First National Bank of Chicago
         One First National Plaza
         Chicago, Illinois  60670-0324
         Attention: Aaron Lanski

         Telecopier No.:  312-732-7814
         Telephone No.:  312-732-3885

                       NATIONSBANK,  N.A.  (successor
                       in interest by merger to
                       NationsBank of Georgia, N.A.)

                       By:    /s/ Lawrence M. Richey
                       Name:  Lawrence M.Richey
                       Title: Senior Vice President

Commitments:            Amount:                                Percentage:

Revolving               $26,000,000                            20.00000000%
Term                    $26,000,000                            20.00000000%

Base Rate Lending Office:

         NationsBank, N.A.
         633 Chestnut Street
         Chattanooga, Tennessee  37450

Eurodollar Lending Office:

         NationsBank, N.A.
         633 Chestnut Street
         Chattanooga, Tennessee  37450

Address for purposes of Section 11.1:

         NationsBank, N.A.
         633 Chestnut Street
         Chattanooga, Tennessee  37450
         Attention:  Lawrence M. Richey

         Telecopier No.:  423-755-06889
         Telephone No.:  423-755-0663

                       FIRST AMERICAN NATIONAL BANK

                       By:    /s/ Michael W. Metcalf
                       Name:  Michael W. Metcalf
                       Title: Vice President

Commitments:            Amount:                                Percentage:

Revolving               $24,000,000                            18.4615384610%
Term                    $24,000,000                            18.4615384610%

Base Rate Lending Office:

         First American National Bank
         801 Broad Street
         Chattanooga, Tennessee  37402

Eurodollar Lending Office:

         First American National Bank
         801 Broad Street
         Chattanooga, Tennessee  37402

Address for purposes of Section 11.1:

         First American National Bank
         801 Broad Street
         Chattanooga, Tennessee  37402
         Attention:  Michael W. Metcalf

         Telecopier No.:  423-755-6014
         Telephone No.:  423-755-6022

                       SUNTRUST BANK, CHATTANOOGA, N.A.

                       By:    /s/Von L. Long
                       Name:  Von L. Long
                       Title: Vice President

Commitments:            Amount:                                Percentage:

Revolving               $24,000,000                            18.4615384610%
Term                    $24,000,000                            18.4615384610%

Base Rate Lending Office:

         SunTrust Bank, Chattanooga, N.A.
         Corporate Banking Department
         Mail Code M0125
         P.O. Box 1638
         Chattanooga, Tennessee  37401
         (or for overnight deliveries: 736 Market Street, Chattanooga, Tennessee 37402)

Eurodollar Lending Office:

         SunTrust Bank, Chattanooga, N.A.
         Corporate Banking Department
         Mail Code M0125
         P.O. Box 1638
         Chattanooga, Tennessee  37401
         (or for overnight deliveries: 736 Market Street, Chattanooga, Tennessee 37402)

Address for purposes of Section 11.1:

         SunTrust Bank, Chattanooga, N.A.
         Corporate Banking Department
         Mail Code M0125
         P.O. Box 1638
         Chattanooga, Tennessee  37401
         (or for overnight deliveries: 736 Market Street, Chattanooga, Tennessee 37402)
         Attention:  Cathy Cochrane, Administrative Officer

         Telecopier No.:  423-757-3437
         Telephone No.:  423-757-3657
                                       82